Filed Pursuant to Rule 424(b)(5)

Registration No. 333-223960

Prospectus Supplement

(To Prospectus Dated June 5, 2018)

7,000,000 Shares of Common Stock

Warrants to Purchase up to 15,000,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 8,000,000 Shares of Common Stock

We are offering 7,000,000 shares of our common stock, par value $0.001 per share, and warrants to purchase up 15,000,000 shares of common stock, which we refer to in this prospectus supplement as the “Purchase Warrants,” pursuant to this prospectus supplement and the accompanying prospectus, directly to an institutional investor. Each share of our common stock is being sold together with one Purchase Warrant to purchase one share of our common stock. The exercise price of each Purchase Warrant will equal $2.00 per share. Each Purchase Warrant will be immediately exercisable for a five-year period after the date of issuance. The shares of our common stock and the Purchase Warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

We are also offering pre-funded warrants to purchase an aggregate of 8,000,000 shares of common stock, or the “Pre-Funded Warrants,” in lieu of shares of common stock. Each Pre-Funded Warrant is exercisable for one share of our common stock. The purchase price of each Pre-Funded Warrant is equal to the price at which a share of common stock is sold in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant is $0.001 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. In this prospectus supplement, we refer to the Purchase Warrants and the Pre-Funded Warrants together as the “Warrants.” This prospectus supplement also relates to the offering of common stock issuable upon exercise of such Warrants.

We have engaged Maxim Group LLC, or the placement agent, as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to place the securities offered by this prospectus supplement. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the fees set forth in the table below. See “Plan of Distribution” beginning on page PS-16 of this prospectus supplement for more information regarding these arrangements.

Our common stock is listed on the Nasdaq Capital Market under the symbol “INPX.” There is no established trading market for any of the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

The last reported sale price of our common stock on the Nasdaq Capital Market on February 11, 2021, was $2.32 per share.

Investing in our securities involves a high degree of risk, including that the trading price of our common stock has been subject to volatility and investors in this offering may not be able to sell their shares of common stock above the actual offering price or at all. See “Risk Factors” beginning on page PS-7 of this prospectus supplement, page 6 of the accompanying base prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

	Per Share and Accompanying Purchase Warrant	Per Pre-Funded Warrant and Accompanying Purchase Warrant	Total
Offering price	$2.00	$1.999	$29,992,000.00
Placement Agent’s fees(1)	$0.14	$0.13993	$2,099,440.00
Proceeds, before expenses, to us(2)	$1.86	$1.85907	$27,892,560.00

(1)	In addition, we have agreed to reimburse the placement agent for certain out-of-pocket expenses. See “Plan of Distribution” beginning on page PS-16 of this prospectus supplement for additional information with respect to the compensation we will pay the placement agent.

(2)	The above summary of offering proceeds does not give effect to any proceeds from the exercise of the warrants being issued in this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Placement Agent

Maxim Group LLC

The date of this prospectus supplement is February 12, 2021

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

PS-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form a part of a registration statement on Form S-3 (File No. 333-223960), which was declared effective on June 5, 2018, that we filed with the Securities Exchange Commission (“SEC”) utilizing a “shelf” registration process. This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying base prospectus, provides more general information about the securities we may offer from time to time, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying base prospectus, all information incorporated by reference herein and therein, and the additional information described under “Where You Can Find More Information” in this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference therein.

You should rely only on the information contained or incorporated herein by reference in this prospectus supplement and contained or incorporated therein by reference in the accompanying base prospectus. We have not authorized any other person to provide you with any information that is different. If anyone provides you with different, additional or inconsistent information, you should not rely on it.

We are offering to sell our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the securities in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus supplement and the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, references in this prospectus supplement to the “Company,” “we,” “us” and “our” refer to Inpixon and its subsidiaries.

We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the placement agent has not, authorized anyone to provide you with information that is different. We and the placement agent take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this document is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus supplement or the date of any sale of our securities.

PS-ii

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated herein by reference contain forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimates,” “expects,” “intends,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words.

We have based these forward looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus, regarding, among other things:

●	our limited cash and our history of losses;

●	our ability to achieve profitability;

●	our limited operating history with recent acquisitions;

●	Risks related to our recent acquisitions;

●	our ability to successfully integrate companies or technologies we acquire;

●	emerging competition and rapidly advancing technology in our industry that may outpace our technology;

●	customer demand for the products and services we develop;

●	the impact of competitive or alternative products, technologies and pricing;

●	our ability to manufacture any products we develop;

●	general economic conditions and events and the impact they may have on us and our potential customers, including but not limited to the impact of COVID-19;

●	our ability to obtain adequate financing in the future;

●	our ability to use the proceeds from this offering as discussed in the section entitled “Use of Proceeds”;

●	our ability to consummate strategic transactions, which may include acquisitions, mergers, dispositions or investments;

●	our ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market;

●	lawsuits and other claims by third parties or investigations by various regulatory agencies that we are required to report to including, but not limited to, the U.S. Securities and Exchange Commission;

●	our success at managing the risks involved in the foregoing items; and

●	other factors discussed in this prospectus supplement and the accompanying base prospectus.

These risks are not exhaustive. Other sections of this prospectus supplement, the accompanying base prospectus and the documents incorporated herein by reference may include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward looking statements. You should read this prospectus supplement, the accompanying base prospectus and the documents incorporated herein by reference with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. Except as required by law, we undertake no obligation to update publicly any forward looking statements for any reason after the date of this prospectus supplement or to conform these statements to actual results or to changes in our expectations.

We qualify all of our forward looking statements by these cautionary statements.

PS-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying base prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying base prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page PS-7 of this prospectus supplement and under similar sections of the accompanying base prospectus and other periodic reports incorporated herein and therein by reference, along with our consolidated financial statements and notes to those consolidated financial statements, before making an investment decision.

Except where otherwise indicated, all share and per share data in this prospectus supplement give retroactive effect to the 1-for-45 reverse stock split effective on January 7, 2020.

The Company

We are an indoor intelligence company. Our business and government customers use our solutions to secure, digitize and optimize their indoor spaces with our positioning, mapping and analytics products. Our indoor intelligence platform uses sensor technology to detect accessible cellular, Wi-Fi, Bluetooth, ultra-wide band (“UWB”) and radio frequency identification (“RFID”) signals emitted from devices within a venue providing positional information similar to what global positioning system (“GPS”) satellite systems provide for the outdoors. Combining this positional data with our dynamic and interactive mapping solution and a high-performance analytics engine, yields near real time insights to our customers providing them with visibility, security and business intelligence within their indoor spaces. Our highly configurable platform can also ingest data from our customers’ and other third party sensors, Wi-Fi access points, Bluetooth beacons, video cameras, and big data sources, among others to maximize indoor intelligence. We also offer digital tear-sheets with optional invoice integration, digital ad delivery, and an e-edition designed for reader engagement for the media, publishing and entertainment industry. We believe that our Indoor Intelligence products secure, digitize and optimize the interior of any premises with indoor positioning and data analytics that provide rich positional information, similar to a global positioning system, and browser-like intelligence for the indoors.

Our indoor intelligence offerings consist of a variety of software and hardware products for positioning, mapping and analytics offerings, including:

●	Sensors with proprietary technology that can detect accessible cellular, Wi-Fi, Bluetooth, UWB and RFID signals emitted from devices within a venue, as well as GPS technologies, to allow for the seamless positioning of people and assets homogeneously as they travel between the indoor and outdoor. Utilizing various radio signal technologies permits device positioning from several meters down to centimeter level accuracy depending on the product deployed. In retail applications, this provides a highly detailed understanding of customer journey and dwell time, and in security applications, detection and identification of authorized and unauthorized devices, prevention of rogue devices through alert notification based on rules when unknown devices are detected in restricted areas and asset tracking with centimeter level precision.

●	An indoor mapping platform that provides enterprise organizations with the tools to add intelligence to complex indoor spaces by integrating business data with indoor maps. Our mapping platform gives developers the flexibility and control to create tailored map-enabled solutions that address multiple use cases with a single platform. Comprised of software development tools and a web-based content management system, our mapping platform is highly configurable and able to address the varying security, extensibility and versatility needs of our customers.

●	Data science analytics, on-premise or in the cloud, along with specially optimized algorithms that are intended to both minimize data movement and maximize system performance. This enables the system to deliver data reports to the user through our mapping platform as well as dashboards, reports and tabular format. We also provide data output that can be integrated with common third-party visualization, charting, graphing and dashboard systems. Our analytics capabilities also allow for the integration of a customer’s existing video surveillance feed with location data collected via radio frequency, allowing customers to ascertain radio frequency coverage and access evidentiary information that can be used for security and customer relations programs. Moreover, our platform can utilize GPS technologies to allow for seamless transitioning of people and assets as they travel between the indoor and outdoor.

We can assist a variety of organizations, including retailers, shopping malls and shopping centers, hotels and resorts, gaming operators, airports, healthcare facilities, office buildings and government agencies, to enhance security measures, offer better business intelligence, increase consumer confidence and reduce rogue device risk.

Our Products and Services

Our indoor intelligence platform uses sensor technology to detect accessible cellular, Wi-Fi, Bluetooth, UWB and RFID signals emitted from devices within a venue providing valuable positional. When combined with our interactive mapping solution and a high-performance analytics engine, we are able to offer our customers near real time insights for increased visibility, security and business intelligence about their indoor spaces.

Corporate Strategy

Management continues to pursue a corporate strategy that is focused on building and developing our business as a provider of end-to-end solutions ranging from the collection of data to delivering insights from that data to our customers with a focus on securing, digitizing and optimizing premises with our indoor positioning, mapping and analytics solutions for businesses and governments. In connection with such strategy and to facilitate our long-term growth, we continue to evaluate various strategic transactions, including acquisitions of companies with technologies and intellectual property (“IP”) that complement those goals by adding technology, differentiation, customers and/or revenue. Some of these opportunities may offer us the ability to enhance our technology and product offerings, expand our verticals and/or our international presence and global footprint. We believe these complementary technologies will add value to the Company and allow us to provide a comprehensive indoor intelligence platform, offering a one-stop shop to our customers.  In addition, we may seek to expand our capabilities around security, artificial intelligence, augmented reality and virtual reality or other high growth sectors. Candidates with proven technologies that complement our overall strategy may come from anywhere in the world, as long as there are strategic and financial reasons to make the acquisition. In addition, we are also exploring opportunities that will supplement our revenue growth. We are primarily looking for accretive acquisitions that have business value and operational synergies, yet also opportunistic for other strategic and/or attractive transactions that we believe may increase overall shareholder value, which may include, but not be limited to, other alternative investment opportunities, such as minority investments, joint ventures or special purpose acquisition companies. If we make any acquisitions in the future, we expect that we may pay for such acquisitions with cash, equity securities and/or debt in combinations appropriate for each acquisition. In addition, we may consider an assignment of our remaining note receivable from Sysorex Inc. (“Sysorex”). In furtherance of this strategy, over the last year, we enhanced our product offerings and expanded our intellectual property portfolio by completing several strategic transactions, including, the acquisition of (1) Locality Systems, Inc. (“Locality”), a technology company based near Vancouver, Canada, specializing in wireless device positioning and radio frequency (“RF”) augmentation of video surveillance systems, (2) Jibestream Inc. (“Jibestream”), a provider of a highly configurable intelligent indoor mapping platform to expand our suite of products, (3) certain GPS products, software, technologies, and intellectual property from GTX Corp (“GTX”), a U.S. based company focusing in GPS technologies, (4) an exclusive, worldwide license to market, distribute and develop the SYSTAT and SigmaPlot software suite of products from Systat Software, Inc., (5) a suite of on-device “blue dot” indoor location and motion technologies, including patents, trademarks, software and related intellectual property (IP), from Ten Degrees, Inc., Ten Degrees International and certain other affiliated parties and (6) Nanotron Technologies GmbH, a global location awareness technology company to strengthen and expand our product portfolio and capabilities for UWB, RTLS, and 2.4 GHz CSS.

Recent Events

“Blue Dot” Technology Acquisition

On August 19, 2020, in accordance with the terms and conditions of that certain Asset Purchase Agreement, by and among us, Ten Degrees Inc., a Delaware corporation (“TDI”), Ten Degrees International Limited, a Cayman Islands exempted company limited by shares and the sole shareholder of 100% of the outstanding capital stock of TDI (“TDIL”), mCube International Limited, a Cayman Island company (“MCI”), and the holder of a majority of the outstanding capital of TDIL and mCube, Inc., a Delaware corporation, and the sole shareholder of 100% of the outstanding capital stock of MCI (“mCube”, together with TDI, TDIL, and MCI collectively, the “Transferors”), dated August 19, 2020 (the “APA”), we acquired a suite of on-device “blue-dot” indoor location and motion technologies, including patents, trademarks, software and related intellectual property from the Transferors (collectively, the “Assets”).

The Assets were acquired for consideration consisting of (i) $1.5 million in cash and (ii) 480,000 shares of our common stock.

In accordance with the terms of the APA, commencing as of the date of the APA, the Transferors, and their affiliates, agreed to not compete with our business associated with the Assets for a period of five years from the closing date. In addition, each party agreed to not solicit any employees from the other party for a period of one year from the closing date, subject to certain exceptions.

All of Transferors’ right, title and interest in and to the Assets were sold, conveyed, transferred, assigned, and delivered to us in accordance with a Bill of Sale and Assignment executed by the Transferors, dated as of the closing date.

Nanotron Acquisition

On October 6, 2020, we acquired, through our wholly-owned subsidiary Inpixon GmbH, a limited liability company incorporated under the laws of Germany (the “Purchaser), all of the outstanding capital stock (the “Nanotron Shares”) of Nanotron Technologies GmbH, a limited liability company incorporated under the laws of Germany (“Nanotron”), pursuant to the terms and conditions of that certain Share Sale and Purchase Agreement, dated as of October 5, 2020 (the “Purchase Agreement”), among the Purchaser, Nanotron and Sensera Limited, a stock corporation incorporated under the laws of Australia and the sole shareholder of Nanotron (the “Seller”).

As a result of the acquisition, we now own 100% of Nanotron. Nanotron’s business consists of developing and manufacturing location-aware IoT systems and solutions.

At the closing, the Purchaser paid to the Seller an aggregate purchase price of $8,700,000 (less the Holdback Funds (as defined below) and certain other closing adjustments) for the Nanotron Shares (“Purchase Price”). The Purchase Price may be subject to certain post-Closing adjustments based on actual working capital as of the closing as described in the Purchase Agreement. The Purchaser retained $750,000 (the “Holdback Funds”) from the Purchase Price to secure the Seller’s obligations under the Purchase Agreement, with any unused portion of the Holdback Funds to be released to the Seller on the date that is 18 months after the closing date. The Purchaser paid the Purchase Price from funds received in connection with a capital contribution from us, and a portion of the Purchase Price was used by the Seller to satisfy outstanding loans payable by the Seller to obtain the release of certain existing security interests on Nanotron’s assets.

Subscription of Units of Cardinal Venture Holdings

On September 30, 2020, we entered into a Subscription Agreement (the “Subscription Agreement”) with Cardinal Venture Holdings LLC, a Delaware limited liability company (“CVH”), pursuant to which we agreed to (i) contribute up to $1,800,000 (the “Contribution”) to CVH and (ii) purchase up to 599,999 Class A Units of CVH (the “Class A Units”) and up to 1,800,000 Class B Units of CVH (the “Class B Units,” and, together with the Class A Units, the “Units”). The $1,800,000 purchase price was paid on October 12, 2020 and therefore that is the date the purchase of the Units was closed.

The Company entered into a second Subscription Agreement with CVH, dated as of December 16, 2020, pursuant to which the Company agreed to (i) contribute $700,000 (the “Additional Contribution”) to CVH and (ii) purchase 700,000 Class B Units. The aggregate purchase price of $700,000 for the Class B Units is deemed to be satisfied through the Additional Contribution paid on December 16, 2020.

Following the closing of the Additional Contribution, the Company owns an aggregate of 599,999 Class A Units and 2,500,000 Class B Units.

CVH owns certain interests in the sponsor entity (the “Sponsor”) to a special purpose acquisition company formed for the purpose of pursuing an initial public offering of its securities followed by effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “SPAC”). It is anticipated that the Contribution will be used by CVH to fund the Sponsor’s purchase of securities in the SPAC.

Nadir Ali, our Chief Executive Officer, beneficially owns membership interests in CVH through 3AM LLC, a Delaware limited liability company and a founding member of CVH (“3AM”).

Concurrently with our entry into the initial Subscription Agreement, we entered into the Amended and Restated Limited Liability Company Agreement of CVH (the “LLC Agreement”), dated as of September 30, 2020. Under the terms of the LLC Agreement, in the event the Managing Member (as defined in the LLC Agreement) can no longer manage CVH’s affairs due to his death, disability or incapacity, 3AM will serve as CVH’s replacement Managing Member. Except as may be required by law, the Company, as a non-managing member under the LLC Agreement, does not have any voting rights and generally cannot take part in the management or control of CVH’s business and affairs.

The LLC Agreement provides that each Class A Unit and each Class B Unit represents the right of the Company to receive any distributions made by the Sponsor on account of the Class A Interests and Class B Interests, respectively, of the Sponsor.

We are not required to make additional capital contributions to CVH, unless any such capital contribution is approved by all of CVH’s members. In addition, the LLC Agreement contains terms and conditions that provide for limitations on liability, restrictions on rights to distributions and certain indemnification rights for CVH’s members.

Equity Distribution Agreement

We entered into an Equity Distribution Agreement, dated March 3, 2020, with Maxim Group LLC (“Maxim”) under which we may offer and sell shares of our common stock in connection with an at-the-market equity facility (“ATM”) from time to time through Maxim, acting exclusively as our sales agent. The ATM had an initial aggregate offering amount of up to $50.0 million, which we increased to $150.0 million pursuant to Amendment No. 1 to Equity Distribution Agreement, dated as of June 19, 2020.

We have sold 33,416,830 shares of our common stock pursuant to the ATM offering for aggregate gross proceeds of approximately $48.5 million, with net proceeds to us of approximately $46.5 million after taking into account the placement agent fees. In connection with this offering, the Equity Distribution Agreement with Maxim was terminated on February 12, 2021.

November 2020 Capital Raise

On November 25, 2020, we entered into a securities purchase agreement with an investor pursuant to which we agreed to sell, in a registered direct offering, 5,000,000 shares of our common stock and warrants to purchase up to 8,000,000 shares of common stock (the “November 2020 Purchase Warrants”) at a combined offering price of $1.25 per share. The November 2020 Purchase Warrants have an exercise price of $1.25 per share, are each exercisable for one share of common stock, are immediately exercisable and expire five years from the issuance date. We also offered and sold to the investor pre-funded warrants to purchase up to 3,000,000 shares of common stock (the “November 2020 Pre-Funded Warrants”), in lieu of shares of common stock at the investor’s election. Each November 2020 Pre-Funded Warrant is exercisable for one share of common stock. The purchase price of each November 2020 Pre-Funded Warrant was $1.249, and the exercise price of each November 2020 Pre-Funded Warrant is $0.001 per share. As of January 23, 2021, the November 2020 Pre-Funded Warrants have been exercised in full for 3,000,000 shares of our common stock. On February 11, 2021, the warrant holder exercised November 2020 Purchase Warrants for 3,000,000 shares of our common stock, which will be issued on February 16, 2021.

We received aggregate gross proceeds of approximately $10.0 million from the offering. After deducting placement agent fees and other expenses, the net proceeds from the offering was approximately $9.2 million, excluding the proceeds from the exercise of any of the warrants issued in the offering.

January 2021 Capital Raise

On January 24, 2021, we entered into a securities purchase agreement with an investor pursuant to which we agreed to sell, in a registered direct offering, 5,800,000 shares of our common stock and warrants to purchase up to 19,354,838 shares of common stock (the “January 2021 Purchase Warrants”) at a combined offering price of $1.55 per share. The January 2021 Purchase Warrants have an exercise price of $1.55 per share, are each exercisable for one share of common stock, are immediately exercisable and expire five years from the issuance date. We also offered and sold to the investor pre-funded warrants to purchase up to 13,554,838 shares of common stock (the “January 2021 Pre-Funded Warrants”), in lieu of shares of common stock at the investor’s election. Each January 2021 Pre-Funded Warrant is exercisable for one share of common stock. The purchase price of each January 2021 Pre-Funded Warrant was $1.549, and the exercise price of each January 2021 Pre-Funded Warrant is $0.001 per share. As of February 2021, the January 2021 Pre-Funded Warrants have been exercised in full for 13,554,838 shares of our common stock.

We received aggregate gross proceeds of approximately $30.0 million from the offering. After deducting placement agent fees and other expenses, the net proceeds from the offering was approximately $27.7 million, excluding the proceeds from the exercise of any of the warrants issued in the offering.

Corporate Structure

We have four operating subsidiaries: (i) Inpixon Canada, Inc. (100% ownership) based in Coquitlam, British Columbia (“Inpixon Canada”); (i) Inpixon Limited (100% ownership) based in Slough, United Kingdom; (iii) Inpixon GmbH (100% ownership) based in Ratingen, Germany; and (iv) Inpixon India Limited (82.5% ownership) based in Hyderabad, India. In addition, Nanotron Technologies GmBh, based in Berlin, Germany is an indirect subsidiary of the Company and the wholly owned subsidiary of Inpixon GmbH.

Corporate Information

Our principal executive offices are located at 2479 E. Bayshore Road, Suite 195, Palo Alto, CA 94303, and our telephone number is (408) 702-2167. Our subsidiaries maintain offices in Coquitlam, Canada, New Westminster, Canada, Toronto, Canada, Slough, United Kingdom, Ratingen, Germany, Berlin, Germany, Bangalore, India and Hyderabad, India. Our Internet website is www.inpixon.com. The information contained on, or that may be obtained from, our website is not a part of this prospectus and should not be considered a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

THE OFFERING

Common Stock offered by us	7,000,000 shares of common stock.

Purchase Warrants offered by us	We are also offering Purchase Warrants to purchase up to 15,000,000 shares of common stock. The exercise price of each Purchase Warrant will be $2.00 per share. Each Purchase Warrant will be immediately exercisable for a five-year period after the date of issuance. This prospectus supplement also relates to the offering of the common stock issuable upon exercise of such Purchase Warrants. See “Description of Securities We Are Offering” for a discussion on the terms of the Purchase Warrants

Pre-Funded Warrants offered by us	We are also offering Pre-Funded Warrants to purchase up to 8,000,000 shares of common stock to the institutional investor whose purchase of shares of common stock in this offering would otherwise result in the institutional investor, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding common stock immediately following the consummation of this offering, in lieu of shares of common stock that would otherwise result in each such institutional investor’s beneficial ownership exceeding 9.99% of our outstanding common stock. The purchase price of each Pre-Funded Warrant is equal to the price at which the share of common stock is being sold in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant is $0.001 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of the Pre-Funded Warrants sold in this offering. See “Description of Securities We Are Offering” for a discussion on the terms of the Pre-Funded Warrants

Common Stock outstanding after this offering(1)	87,538,276 shares of common stock (assuming the full exercise of the Pre-Funded Warrants).

Trading Market	Our common stock is listed on the Nasdaq Capital Market under the symbol “INPX.” There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Use of Proceeds	We plan to use the net proceeds from this offering, if any, for working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors	See “Risk Factors” beginning on page PS-7 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying base prospectus, for a discussion of risks you should carefully consider before investing in our securities.

(1)	The number of shares of our common stock to be outstanding after this offering is based on 72,538,276 shares of our common stock outstanding as of February 10, 2021, and excludes, as of that date, the following:

●	89 shares of common stock issuable upon the exercise of outstanding stock options under our 2011 Employee Stock Incentive Plan, having a weighted average exercise price of $1,278,366.63 per share;

●	5,444,990 shares of common stock issuable upon the exercise of outstanding stock options under our 2018 Employee Stock Incentive Plan, having a weighted average exercise price of $2.5307 per share;

●	1 share of common stock issuable upon the exercise of outstanding stock options not under our 2011 or 2018 Employee Stock Incentive Plan, having a weighted average exercise price of $1,952,678.70 per share;

●	5,317,764 shares of common stock available for future issuance under our 2011 Employee Stock Incentive Plan and any other additional shares of our common stock that may become available under our 2011 Employee Stock Incentive Plan;

●	10,280,106 shares of common stock available for future issuance under our 2018 Employee Stock Incentive Plan and any other additional shares of our common stock that may become available under our 2018 Employee Stock Incentive Plan;

●	88,494 shares of common stock issuable upon the exercise of outstanding warrants, having a weighted average exercise price of $529.47 per share;

●	5 shares of common stock issuable upon the conversion of 1 outstanding share of Series 4 Convertible Preferred Stock, at a conversion price of $223.20 per share;

●	841 shares of common stock issuable upon conversion of 126 outstanding shares of Series 5 Convertible Preferred Stock, at a conversion price of $149.85 per share;

●	4,758 shares of common stock issuable upon the exercise of Series A warrants at an exercise price of $12.4875 per share and issued pursuant to the Underwriting Agreement, dated August 12, 2019, by and among the Company and the underwriters identified therein;

●	5,000,000 shares of common stock issuable upon the exercise of warrants at an exercise price of $1.25 per share;

●	3,000,000 shares of common stock to be issued on February 16, 2021 in connection with the exercise of related warrants at an exercise price of $1.25 per share;

●	19,354,838 shares of common stock issuable upon the exercise of warrants at an exercise price of $1.55 per share;

●	893,921 shares of common stock to be issued on February 16, 2021 in connection with the exchange of a portion of the debt under that certain unsecured promissory note issued by us on March 18, 2020 in an aggregate initial principal amount of $6,465,000 that was agreed to on February 11, 2021; and

●	any additional shares of common stock issued after February 10, 2021, including upon conversion or exercise of securities convertible or exercisable for shares of common stock.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein, including any risk factors contained in our annual and other reports filed with the SEC. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose, other than we plan to use such net proceeds for working capital, general corporate purposes and in furtherance of our corporate strategy which may include investing in, acquiring businesses or technologies or other strategic transactions to facilitate our long term growth, increase our revenues, enhance our technology and product offerings, expand our verticals and/or our international presence and global footprint or otherwise enhance our shareholder value. Accordingly, our management will have flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate dilution in the net tangible book value per share of the common stock purchased in the offering or common stock issued upon exercise of the Warrants.

Since the offering price of our common stock in this offering and the exercise price of the Purchase Warrants is substantially higher than the net tangible book value per share of our outstanding common stock outstanding prior to this offering, you will suffer dilution in the book value of the common stock you purchase in this offering or obtain upon exercise of the Purchase Warrants. The exercise of outstanding stock options and warrants, including Warrants sold in this offering, or the conversion or exchange of other securities, may result in further dilution of your investment. See the section titled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

Our stock price is volatile, and your investment may suffer a decline in value.

The closing market price for our common stock has varied between a high of $2.84 on February 12, 2020, and a low of $1.00 on October 28, 2020, in the twelve-month period ended February 11, 2021. During this time, the price per share of common stock has ranged from an intra-day low of $0.921 per share to an intra-day high of $3.23 per share. As a result of fluctuations in the price of our common stock, you may be unable to sell your shares at or above the price you paid for them. The market price of our common stock is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market, industry and other factors, including the risk factors described under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2019, our subsequent Quarterly Reports on Form 10-Q and our subsequent Current Reports on Form 8-K, as applicable, all of which are incorporated by reference in this prospectus supplement in their entirety. The market price of our common stock may also be dependent upon the valuations and recommendations of the analysts who cover our business. If the results of our business do not meet these analysts’ forecasts, the expectations of investors or the financial guidance we provide to investors in any period, the market price of our common stock could decline.

In addition, the stock markets in general, and the markets for technology stocks in particular, have experienced significant volatility that has often been unrelated to the financial condition or results of operations of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock and, consequently, adversely affect the price at which you could sell the shares that you purchase in this offering. In the past, following periods of volatility in the market or significant price declines, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

Sales of our common stock or other securities, or the perception that future sales may occur, may cause the market price of our common stock to decline, even if our business is doing well.

Sales of substantial amounts of our common stock or other securities, or the perception that these sales may occur, could materially and adversely affect the price of our common stock and could impair our ability to raise capital through the sale of additional equity securities.

For example, the registration statement that this prospectus supplement forms a part of allows us to issue any combination of our common stock, preferred stock, warrants, units, debt securities and subscription rights from time to time until expiry in June 2021 for an aggregate offering price of up to $300 million, subject to certain limitations.

In addition, in connection with this offering, we are offering 15,000,000 shares of common stock, assuming full exercise of the Pre-Funded Warrants, which amount is approximately 21% of the amount of shares of common stock outstanding as of February 10, 2021 (approximately 41% if you also include the 15,000,000 shares of common stock underlying the Purchase Warrants being offered hereby).

Depending on a variety of factors, including market liquidity of our common stock, the sale of shares under this prospectus supplement may cause the trading price of our common stock to decline given the amount of shares of common stock that is issued or issuable. The sale of a substantial number of shares of our common stock under this prospectus supplement, or the anticipation of such sales, could cause the trading price of our common stock to decline or make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire.

We had outstanding 72,538,276 shares of common stock as of February 10, 2021, of which approximately 588,000 shares of common stock are restricted securities that may be sold only in accordance with the resale restrictions under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”). In addition, as February 10, 2021, there were 5 shares issuable upon conversion of 1 share of Series 4 Convertible Preferred Stock, 841 shares of common stock issuable upon conversion of 126 shares of Series 5 Convertible Preferred Stock, 8,093,252 shares subject to outstanding warrants, 5,450,056 shares subject to outstanding options under the Company’s equity incentive plans, 1 share subject to an option not under such plans, an additional 5,317,764 shares reserved for future issuance under the Company’s Amended and Restated 2011 Employee Stock Incentive Plan and up to an additional 10,280,106 shares of common stock which may be issued under the Company’s 2018 Employee Stock Incentive Plan that will become, or have already become, eligible for sale in the public market to the extent permitted by any applicable vesting requirements, lock-up agreements, if any, Rule 144 under the Securities Act or in connection with their registration under the Securities Act. The issuance or sale of such shares could depress the market price of our common stock. In the future, we also may issue our securities if we need to raise additional capital. The number of new shares of our common stock issued in connection with raising additional capital could constitute a material portion of the then-outstanding shares of our common stock.

There is no public market for the Warrants being offered in this offering.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the Warrants will be limited.

The Holder of Warrants purchased in this offering will have no rights as a stockholder until such holder exercises its Warrants and acquires shares of common stock, except as set forth in such Warrants.

Until a holder of Warrants acquires the shares of common stock upon exercise of the Warrants, as applicable, a holder of Warrants will have no rights with respect to the shares of common stock underlying such Warrants, except as set forth in the Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a stockholder of common stock only as to matters for which the record date occurs after the exercise date.

The Warrants are speculative in nature.

The Warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time (subject to certain adjustments). Specifically, holders of the Warrants may exercise their right to acquire the common stock and pay an exercise price of $2.00 per share for the Purchase Warrants and $0.001 per share for the Pre-Funded Warrants, subject to certain adjustments, commencing immediately upon issuance for a five-year period, after which period any unexercised Purchase Warrants will expire and have no further value (however, the Pre-Funded Warrants will not expire until fully exercised). There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the Warrants, and consequently, it may not ever be profitable for holders of the Warrants to exercise the Warrants.

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Our articles of incorporation allows us to issue up to 250,000,000 shares of our common stock, par value $0.001 per share, and to issue and designate the rights of, without stockholder approval, up to 5,000,000 shares of preferred stock, par value $0.001 per share. To raise additional capital, we may in the future sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in substantial dilution to the interests of existing stockholders.

In addition, to the extent that outstanding stock options or warrants have been or may be exercised or preferred stock converted or other shares issued, you may experience further dilution.

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our common stock as to distributions and in liquidation, which could negatively affect the value of our common stock.

In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, guarantees, preferred stock, hybrid securities, or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt and preferred securities would receive distributions of our available assets before distributions to the holders of our common stock. Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

If our common stock is delisted, market liquidity for our common stock could be severely affected and our stockholders’ ability to sell their shares of our common stock could be limited. A delisting of our common stock from Nasdaq would negatively affect the value of our common stock. A delisting of our common stock could also adversely affect our ability to obtain financing for our operations and could result in the loss of confidence in our company.

If our common stock becomes subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on The Nasdaq Capital Market, and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

Risks Related to Our Operations

We have been and may continue to be subject to regulatory and other government or regulatory investigations or inquiries and may be required to comply with data requests, or requests for information by government authorities and regulators in the United States or other jurisdictions in which we operate and any resulting enforcement action could have a materially adverse effect on us.

As a publicly traded reporting company with operations in the United States and internationally, we interact with regulatory and self-regulatory agencies in the United States or other jurisdictions in which we operate, including the SEC and the Nasdaq Stock Market. We have been, are currently and may in the future be the subject of SEC and other regulatory investigations and are and may continue to be required to comply with informal or formal orders or other requests for information or documentation from such government authorities and regulators regarding our compliance with laws and regulations, including the rules and regulations under the Securities Act and the Securities Exchange Act of 1934, as amended. Responding to requests for information from regulators in connection with any such investigations or inquiries could have a materially adverse effect on our business and results of operations through, among other things, significantly increased legal fees and the time and attention required of the Company’s management and employees to be diverted from our normal business operations and growth plans.  Moreover, if a regulator were to initiate an enforcement action against us, such an action could further consume our resources, require us to change our business practices and have a material adverse effect on our business, financial condition results of operations and cash flows.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of shares of common stock and Warrants in this offering will be approximately $27.7 million after deducting the placement agent fees, discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the Warrants issued in this offering. We cannot predict when or if the Warrants will be exercised. It is possible that either some or all of the Warrants may expire and may never be exercised.

We currently intend to use the net proceeds from this offering primarily for working capital, general corporate purposes and in furtherance of our corporate strategy which may include investing in, acquiring businesses or technologies or other strategic transactions to facilitate our long term growth, increase our revenues, enhance our technology and product offerings, expand our verticals and/or our international presence and global footprint or enhance our shareholder value. We have not entered into any definitive agreements with respect to any acquisitions as of the date of this prospectus supplement. Pending application of the net proceeds as described above, we may invest the net proceeds of this offering in short-term, investment-grade, interest-bearing securities.

We have broad discretion in determining how the proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. Our board of directors believes the flexibility in application of the net proceeds is prudent. See the section entitled “Risk Factors—Risks Relating to this Offering—Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2020:

●	on an actual basis as of September 30, 2020;

●	on a pro forma basis to reflect the prior offerings of (i) (a) 5,000,000 shares of our common stock and related warrants that were issued to an institutional investor on November 30, 2020 pursuant to the terms and conditions of that certain Securities Purchase Agreement, dated November 25, 2020, at a combined offering price of $1.25 per share and related warrant, and (b) pre-funded warrants to purchase up to 3,000,000 shares of our common stock and related warrants at a combined offering price of $1.249 per pre-funded warrant and related warrant and (ii) (a) 5,800,000 shares of our common stock and related warrants that were issued to an institutional investor on January 27, 2021 pursuant to the terms and conditions of that certain Securities Purchase Agreement, dated January 24, 2021, at a combined offering price of $1.55 per share and related warrant, and (b) pre-funded warrants to purchase up to 13,554,838 shares of our common stock and related warrants at a combined offering price of $1.549 per pre-funded warrant and related warrant (collectively, the “Prior Offerings”), after deducting the placement agent fees and estimated offering expenses payable by us. The table below reflects the full exercise of the pre-funded warrants resulting in the issuance of an aggregate of 16,554,838 shares of our common stock from the Prior Offerings; however, it does not take into account the exercise of the related warrants and, as a result, no value is attributed to such warrants, and the warrants are classified and accounted for as equity; and

●	on a pro forma as adjusted basis to give further effect to the sale of (i) 7,000,000 shares of our common stock and related Purchase Warrants in this offering at a combined offering price of $2.00 per share and related Purchase Warrant, and (ii) Pre-Funded Warrants to purchase up to 8,000,000 shares of our common stock and related Purchase Warrants at a combined offering price of $1.999, after deducting the placement agent fees and estimated offering expenses payable by us. The table below assumes the full exercise of the Pre-Funded Warrants resulting in the issuance of 8,000,000 shares of our common stock; however, it does not take into account the exercise of the Purchase Warrants and, as a result, no value is attributed to the Purchase Warrants, and the Purchase Warrants are classified and accounted for as equity.

You should read this table together with the section of this prospectus titled “Use of Proceeds,” as well as our consolidated financial statements and the related notes and the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report for the year ended December 31, 2019 and our Quarterly Report for the quarterly period ended September 30, 2020, each of which is incorporated by reference herein.

	As of September 30, 2020 (in thousands, except number of shares and par value data)
	Actual	Pro Forma for the Prior Offerings	Pro Forma As Adjusted
Cash and cash equivalents	$31,376	$68,323	$96,061
Stockholders’ Equity:
Preferred stock - $0.001 par value; 5,000,000 shares authorized, consisting of Series 4 Convertible Preferred Stock - 10,415 shares authorized; 1 and 1 issued and outstanding, actual, pro forma for the Prior Offerings and pro forma as adjusted, Series 5 Convertible Preferred Stock - 12,000 shares authorized; 126 issued and outstanding, actual, pro forma for the Prior Offerings and pro forma as adjusted	–	–	-
Common Stock - $0.001 par value; 250,000,000 shares authorized; 42,259,313, 69,614,151 and 84,614,151 outstanding, actual, pro forma for the Prior Offerings and pro forma as adjusted	42	61	76
Additional paid-in capital	212,913	240,639	268,362
Treasury stock, at cost, 1 shares	(695)	(695)	(695)
Accumulated other comprehensive income	(130)	(130)	(130)
Accumulated deficit (excluding $2,442 reclassified to additional paid in capital in quasi-reorganization)	(172,710)	(172,710)	(172,710)
Stockholders’ Equity Attributable to Inpixon	39,420	67,165	94,903
Non-controlling Interest	51	51	51
Total stockholders’ equity	39,471	67,216	94,954

The foregoing table is based on 42,259,313 shares of our common stock outstanding as of September 30, 2020, and, excludes, as of that date, the following:

●	92 shares of common stock issuable upon the exercise of outstanding stock options under our 2011 Employee Stock Incentive Plan, having a weighted average exercise price of $1,292,336.82 per share;

●	5,544,501 shares of common stock issuable upon the exercise of outstanding stock options under our 2018 Employee Stock Incentive Plan, having a weighted average exercise price of $2.5233 per share;

●	1 share of common stock issuable upon the exercise of outstanding stock options not under our 2011 or 2018 Employee Stock Incentive Plan, having a weighted average exercise price of $1,952,678.70 per share;

●	417,178 shares of common stock available for future issuance under our 2011 Employee Stock Incentive Plan and any other additional shares of our common stock that may become available under our 2011 Employee Stock Incentive Plan;

●	7,185,572 shares of common stock available for future issuance under our 2018 Employee Stock Incentive Plan and any other additional shares of our common stock that may become available under our 2018 Employee Stock Incentive Plan;

●	88,494 shares of common stock issuable upon the exercise of outstanding warrants, having a weighted average exercise price of $529.47 per share;

●	5 shares of common stock issuable upon the conversion of 1 outstanding share of Series 4 Convertible Preferred Stock, at a conversion price of $223.20 per share;

●	841 shares of common stock issuable upon conversion of 126 outstanding shares of Series 5 Convertible Preferred Stock, at a conversion price of $149.85 per share;

●	4,758 shares of Common Stock issuable upon the exercise of Series A warrants at an exercise price of $12.4875 and issued pursuant to the Underwriting Agreement, dated August 12, 2019, by and among the Company and the underwriters identified therein; and

●	any additional shares of common stock issued after September 30, 2020, including upon conversion or exercise of securities convertible or exercisable for shares of common stock.

DILUTION

Our net tangible book value as of September 30, 2020 was approximately $22.8 million, or $0.54 per share. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchaser of common stock in this offering and the as pro forma adjusted net tangible book value per share of common stock immediately after giving effect to this offering.

Our pro forma net tangible book value as of September 30, 2020 was approximately $59.8 million, or $0.86 per share. Pro forma net tangible book value per share is determined by dividing our total tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock outstanding as of September 30, 2020, as adjusted to reflect the issuance of (i) (a) 5,000,000 shares of our common stock and related warrants that were issued to an institutional investor on November 30, 2020 pursuant to the terms and conditions of that certain Securities Purchase Agreement, dated November 25, 2020, at a combined offering price of $1.25 per share and related warrant, and (b) pre-funded warrants to purchase up to 3,000,000 shares of our common stock and related warrants at a combined offering price of $1.249 per pre-funded warrant and related warrant and (ii) (a) 5,800,000 shares of our common stock and related warrants that were issued to an institutional investor on January 27, 2021 pursuant to the terms and conditions of that certain Securities Purchase Agreement, dated January 24, 2021, at a combined offering price of $1.55 per share and related warrant, and (b) pre-funded warrants to purchase up to 13,554,838 shares of our common stock and related warrants at a combined offering price of $1.549 per pre-funded warrant and related warrant, for aggregate gross proceeds of approximately $40 million in the Prior Offerings, after deducting the placement agent’s fees and expenses, including the full exercise of the pre-funded warrants resulting in the issuance of an aggregate of 16,554,838 shares of common stock.

After giving further effect to the sale by us of (i) 7,000,000 shares of common stock and Purchase Warrants to purchase up to 7,000,000 shares of common stock at an offering price of $2.00 per share of common stock and related Purchase Warrant, and (ii) Pre-Funded Warrants to purchase up to 8,000,000 shares of common stock and Purchase Warrants to purchase up to 15,000,000 shares of common stock, at an offering price of $1.999 per Pre-Funded Warrant and related Purchase Warrant, for aggregate gross proceeds of approximately $30 million in this offering, after deducting the placement agent’s fees and expenses, and assuming the full exercise of the Pre-Funded Warrants for cash, resulting in the issuance of 15,000,000 shares of our common stock, our as adjusted pro forma net tangible book value as of September 30, 2020 would have been approximately $87.5 million, or $1.03 per share. This represents an immediate increase in pro forma net tangible book value of $0.17 per share to our existing stockholders and an immediate dilution of $0.97 per share to the new investor participating in this offering.

The following table illustrates this per share dilution to the new investor purchasing shares of common stock in this offering:

Offering price per share and related Purchase Warrant		$2.00
Historical net tangible book value per share as of September 30, 2020	$0.54
Pro forma increase per share attributable to the Prior Offerings	$0.32
Pro forma net tangible book value per share as of September 30, 2020, after giving effect to the Prior Offerings	$0.86
Increase in pro forma as adjusted net tangible book value per share attributable to the new investor purchasing shares in this offering	$0.17
Pro forma as adjusted net tangible book value per share as of September 30, 2020, after giving effect to this offering		$1.03
Dilution per share to the new investor in this offering		$(0.97)

The number of shares of our common stock that will be outstanding after this offering is based on 69,614,151 shares of our common stock (including 27,354,838 shares of our common stock issued pursuant to the Prior Offerings, which reflects the full exercise of the pre-funded warrants from such Prior Offerings), as of September 30, 2020, and, unless otherwise indicated, excludes, as of that date, the following:

●	92 shares of common stock issuable upon the exercise of outstanding stock options under our 2011 Employee Stock Incentive Plan, having a weighted average exercise price of $1,292,336.82 per share;

●	5,544,501 shares of common stock issuable upon the exercise of outstanding stock options under our 2018 Employee Stock Incentive Plan, having a weighted average exercise price of $2.5233 per share;

●	1 share of common stock issuable upon the exercise of outstanding stock options not under our 2011 or 2018 Employee Stock Incentive Plan, having a weighted average exercise price of $1,952,678.70 per share;

●	417,178 shares of common stock available for future issuance under our 2011 Employee Stock Incentive Plan and any other additional shares of our common stock that may become available under our 2011 Employee Stock Incentive Plan;

●	7,185,572 shares of common stock available for future issuance under our 2018 Employee Stock Incentive Plan and any other additional shares of our common stock that may become available under our 2018 Employee Stock Incentive Plan;

●	88,494 shares of common stock issuable upon the exercise of outstanding warrants, having a weighted average exercise price of $529.47 per share;

●	5 shares of common stock issuable upon the conversion of 1 outstanding share of Series 4 Convertible Preferred Stock, at a conversion price of $223.20 per share;

●	841 shares of common stock issuable upon conversion of 126 outstanding shares of Series 5 Convertible Preferred Stock, at a conversion price of $149.85 per share;

●	4,758 shares of Common Stock issuable upon the exercise of Series A warrants at an exercise price of $12.4875 and issued pursuant to the Underwriting Agreement, dated August 12, 2019, by and among the Company and the underwriters identified therein; and

●	any additional shares of common stock issued after September 30, 2020, including upon conversion or exercise of securities convertible or exercisable for shares of common stock.

Assuming the Purchase Warrants were immediately exercised, our pro forma as adjusted net tangible book value as of September 30, 2020 would have been approximately $115.4 million or approximately $1.16 per share of common stock (assuming 84,614,151 shares of common stock outstanding as of September 30, 2020 after giving effect to the issuance of 27,354,838 shares from the Prior Offerings, including the full exercise of the pre-funded warrants, and 7,000,000 shares of common stock in this offering and the exercise of the Pre-Funded Warrants for 8,000,000 shares of common stock), which represents an immediate dilution per share to the new investor in this offering of $0.84 per share of common stock, and an increase in pro forma net tangible book value per share to existing shareholders of $0.13 per share of common stock.

To the extent that the outstanding options or warrants are exercised or preferred stock converted, new investors will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of securities, the issuance of those securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

We have authorized 250,000,000 shares of common stock. The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive pro rata dividends, if any, declared by our Board of Directors (the “Board of Directors”) out of legally available funds; however, the current policy of our Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our Board of Directors and issued in the future.

Purchase Warrants

The following is a summary of the material terms and provisions of the Purchase Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Purchase Warrants, which has been provided to the investor in this offering and which was filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of Purchase Warrant for a complete description of the terms and conditions of the Purchase Warrants.

Duration and Exercise Price

The Purchase Warrants offered hereby will have an exercise price of $2.00 per share. The Purchase Warrants will be immediately exercisable and may be exercised at any time on or after the initial exercise date and on or before the fifth anniversary of the initial issuance date The exercise prices and numbers of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. Purchase Warrants will be issued in certificated form only.

Exercisability

The Purchase Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Purchase Warrants to the extent that the holder would own more than 9.99% of our outstanding common stock immediately after exercise, except that upon notice from the holder to us, the holder may decrease or increase the limitation of ownership of outstanding stock after exercising the holder’s Purchase Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Purchase Warrants, provided that any increase in such limitation shall not be effective until 61 days following notice to us.

Cashless Exercise

If, at the time a holder exercises its Purchase Warrants, a registration statement registering the issuance of the shares of common stock underlying the Purchase Warrants under the Securities Act, is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Purchase Warrant.

Transferability

A Purchase Warrant may be transferred at the option of the holder upon surrender of the Purchase Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Purchase Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for any of the Purchase Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Purchase Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Purchase Warrants will be limited.

Rights as a Stockholder

Except as otherwise provided in the Purchase Warrants or by virtue of the holders’ ownership of shares of our common stock, the holders of Purchase Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until such Purchase Warrant holders exercise their Purchase Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Purchase Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Purchase Warrants will be entitled to receive upon exercise of the Purchase Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Purchase Warrants immediately prior to such fundamental transaction.

In the event of a fundamental transaction, we or any successor entity will, at the holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the fundamental transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), purchase the Purchase Warrants from the holder by paying to the holder an amount of cash equal to the Black Scholes Value, as defined in the Purchase Warrant, of the remaining unexercised portion of the Purchase Warrant on the date of the consummation of such fundamental transaction unless the fundamental transaction is not within our control, including not approved by our Board of Directors, in which case, the holder will only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Purchase Warrant, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of our common stock are given the choice to receive from among alternative forms of consideration in connection with the fundamental transaction. In the event our holders of common stock are not offered or paid any consideration in a fundamental transaction that is not within our control, such holders will be deemed to have received common stock.

Waivers and Amendments

No term of the Purchase Warrants may be amended or waived without the written consent of the holder of such Purchase Warrant.

Pre-Funded Warrants

The following is a summary of the material terms and provisions of the Pre-Funded Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Pre-Funded Warrants, which has been provided to the investor in this offering and which was filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

The Pre-Funded Warrants offered hereby will have an exercise price of $0.001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. Pre-Funded Warrants will be issued in certificated form only.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of such holder’s Pre-Funded Warrants to the extent that the holder would own more than 9.99% of our outstanding common stock immediately after exercise, except that upon notice from the holder to us, the holder may decrease or increase the limitation of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants, provided that any increase in such limitation shall not be effective until 61 days following notice to us.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

Transferability

A Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for any of the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of the holders’ ownership of shares of our common stock, the holders of Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until such Pre-Funded Warrant holders exercise their Pre-Funded Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

In the event of a fundamental transaction, we or any successor entity will, at the holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the fundamental transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), purchase the Pre-Funded Warrants from the holder by paying to the holder an amount of cash equal to the Black Scholes Value, as defined in the Pre-Funded Warrant, of the remaining unexercised portion of the Pre-Funded Warrant on the date of the consummation of such fundamental transaction unless the fundamental transaction is not within our control, including not approved by our Board of Directors, in which case, the holder will only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Pre-Funded Warrant, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of our common stock are given the choice to receive from among alternative forms of consideration in connection with the fundamental transaction. In the event our holders of common stock are not offered or paid any consideration in a fundamental transaction that is not within our control, such holders will be deemed to have received common stock.

Waivers and Amendments

No term of the Pre-Funded Warrants may be amended or waived without the written consent of the holder of such Pre-Funded Warrant.

PLAN OF DISTRIBUTION

Maxim Group LLC, which we refer to herein as the placement agent, has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated February 12, 2021. The placement agent is not purchasing or selling any of the shares of our common stock or Warrants offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of our Common Stock or Warrants, or but has agreed to use its reasonable best efforts to arrange for the sale of all of the shares of our Common Stock and Warrants offered hereby. We entered into a securities purchase agreement, dated February 12, 2021 (the “Purchase Agreement”), directly with the institutional investor in connection with this offering for the sale of an aggregate of 7,000,000 shares of common stock at an offering price of $2.00 per share, Purchase Warrants to purchase 15,000,000 shares of common stock at an exercise price of $2.00 per share and Pre-Funded Warrants to purchase 8,000,000 shares of common stock, at a purchase price equal to the price at which each share of common stock is sold in this offering, minus $0.001, and an exercise price of $0.001 per share. We may not sell the entire amount of shares of our common stock or Warrants offered pursuant to this prospectus supplement. We will make offers only to a limited number of qualified institutional buyers and accredited investors. The placement agent may retain sub-agents and selected dealers in connection with this offering.

We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about February 17, 2021.

Fees and Expenses

We have agreed to pay the placement agent a cash fee equal to 7.0% of the aggregate purchase price of the shares of our common stock and Warrants sold in this offering. The following table shows the per share, per Warrant, and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the shares of our common stock and Warrants offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby.

	Per Share and Accompanying Purchase Warrant	Per Pre-Funded Warrant and Accompanying Purchase Warrant	Total
Offering price	$2.00	$1.999	$29,992,000.00
Placement Agent’s fees	$0.14	$0.13993	$2,099,440.00
Proceeds, before expenses, to us	$1.86	$1.85907	$27,892,560.00

We estimate that the total expenses of the offering payable by us, excluding the placement agent fees, will be approximately $155,000 which includes up to $50,000 of legal fees and expenses that we have agreed to reimburse the placement agent in connection with this offering.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Lock-up and Variable Rate Transaction Prohibition

Pursuant to the Purchase Agreement, subject to certain exceptions (“Exempt Issuances”), we have agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of our common stock or securities convertible into our common stock or (ii) file any registration statement or any amendment or supplement thereto, other than this prospectus supplement or a registration statement on Form S-8, until the earlier of (A) eighty-five (85) days after the closing of this offering and (B) the business day after the date on which the aggregate trading volume of our common stock on the Nasdaq Capital Market, or any other market or exchange on which our common stock is listed or quoted for trading, exceeds $500,000,000 calculated beginning on February 12, 2021 (such period, the “Standstill”). Pursuant to the Purchase Agreement, we have also agreed not to enter into any “variable rate transactions” so long as any purchaser holds any Warrants other than the issuance of our shares of common stock in an “at-the-market” offering; provided, that any such issuance shall not occur until the expiration of the Standstill. The Standstill will not apply to, beginning fifteen (15) days after the closing of the offering, exchanges or conversions of up to $1,500,000 in any 30-day period of that certain unsecured promissory note issued by us on March 18, 2020 in an aggregate initial principal amount of $6,465,000, so long as (y) on the date of such exchange or conversion, the lower of (I) the prior five (5) day average closing price of our common stock, and (II) closing price of our common stock, is equal to or greater than $2.00 per share, and (z) the quotient of (I) the amount of such promissory note being exchanged or converted divided by (II) the number of shares of our common stock issued in such exchange or conversion is equal to or greater than $2.00.

Listing

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “INPX.” We do not plan to list the Warrants on the Nasdaq Capital Market or any other securities exchange or trading market.

Other Relationships

The placement agent and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions, including the fees associated with sales under the ATM.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Mitchell Silberberg & Knupp LLP (“MSK”), New York, New York. As of the date of this prospectus supplement, MSK and certain principals of the firm own securities of our company representing in the aggregate less than five percent of the shares of our common stock outstanding immediately prior to the filing of this prospectus supplement. Although MSK is not under any obligation to accept shares of our common stock in payment for services, it may do so in the future. The placement agent is being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements for the years ended December 31, 2019 and 2018 included in our Annual Report on Form 10-K for the year ended December 31, 2019, as set forth in their report, which is incorporated by reference in this prospectus. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP, given on their authority as experts in accounting and auditing.

MNP LLP, independent registered public accounting firm, has audited the financial statements of Jibestream Inc. for the years ended December 31, 2018 and 2017, included in our Current Report on Form 8-K/A filed with the SEC on July 25, 2019, as set forth in their report, which is incorporated herein by reference in this prospectus. Such financial statements are incorporated by reference in reliance on MNP LLP, given their authority as experts in accounting and auditing.

ECOVIS Audit AG, independent registered public accounting firm, has audited the financial statements of nanotron Technologies GmbH as of December 31, 2019 and for the year ended December 31, 2019, included in our Current Report on Form 8-K/A filed with the SEC on January 15, 2021, as set forth in their report, which is incorporated herein by reference in this prospectus. Such financial statements are incorporated by reference in reliance on ECOVIS Audit AG, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the website of the SEC referred to above. We maintain a website at http://www.inpixon.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of the accompanying base prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 3, 2020;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, as filed with the SEC on May 12, 2020, for the quarter ended June 30, 2020, filed with the SEC on August 14, 2020, and for the quarter ended September 30, 2020, filed with the SEC on November 12, 2020;

●	with the exception of the portions of the following filings that are furnished rather than filed, our Current Reports on Form 8-K, as filed with the SEC on January 7, 2020, January 14, 2020, February 7, 2020, March 3, 2020, March 20, 2020, March 27, 2020, April 13, 2020, April 21, 2020, May 11, 2020, May 18, 2020, June 22, 2020, July 2, 2020, July 8, 2020, August 13, 2020, August 20, 2020, September 1, 2020, October 5, 2020, October 9, 2020, November 12, 2020, November 27, 2020, December 22, 2020, January 25, 2021; and February 12, 2021;

●	with the exception of the portions of the following filings that are furnished rather than filed, our Current Reports on Form 8-K/A, as filed with the SEC on December 22, 2020 and January 15, 2021;

●	the description of our common stock included in our Registration Statement on Form 8-A, as filed with the SEC on April 7, 2014 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description;

●	the financial statements of Jibestream Inc. for the years ended December 31, 2018 and 2017 filed as Exhibit 99.1 to our Current Report on Form 8-K/A filed with the SEC on July 25, 2019;

●	the financial statements of Jibestream Inc. for the interim period ended June 30, 2019 filed as Exhibit 99.2 to our Current Report on Form 8-K filed with the SEC on September 13, 2019; and

●	the pro forma financial statements of Inpixon and Jibestream Inc. for the interim period ended June 30, 2019 filed as Exhibit 99.3 to our Current Report on Form 8-K filed with the SEC on September 13, 2019.

In addition, all filed information contained in reports and documents filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and before the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus supplement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide, without charge, to each person to whom a copy of this prospectus supplement is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Inpixon

Attn: Secretary

2479 E. Bayshore Road, Suite 195

Palo Alto, CA 94303

(408) 702-2167

In addition, you may obtain a copy of these filings from the SEC as described in the section entitled “Where You Can Find More Information.”

PROSPECTUS

$300,000,000.00

Common Stock

Preferred Stock

Subscription Rights

Units

Warrants

Debt Securities

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $300,000,000.00 in any combination of common stock, preferred stock, warrants, units, debt securities and subscription rights.

We will provide you with more specific terms of these securities in one or more supplements to this prospectus. We may also authorize one or more free-writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus and any applicable prospectus supplement or free writing prospectus, as well as any documents incorporated by reference carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

In addition, this prospectus relates to the resale by the selling security holders identified in this prospectus (the “Selling Security Holders”) of up to 599,817 shares of our common stock, par value $0.001 per share, issuable to the Selling Security Holders upon exercise of common stock purchase warrants issued on January 8, 2018 (the “Warrants”). The Selling Security Holders may sell these shares of common stock in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Security Holders may sell the shares of common stock being registered. We will not receive any of the proceeds from the sale of shares by the Selling Security Holders.

Our common stock is listed on the NASDAQ Capital Market under the symbol “INPX.” On May 14, 2018, the closing price of our common stock as reported by the NASDAQ Capital Market was $ 0.41 per share.

An investment in our common stock involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus for more information on these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is June 5, 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more primary offerings. In addition, the registration statement of which this prospectus is a part covers an aggregate of 599,817 shares of our common stock issuable to the Selling Security Holders upon exercise of the Warrants issued to the Selling Security Holders on January 8, 2018, and which may be offered and sold by the Selling Security Holders from time to time in one or more secondary offerings upon exercise of the Warrants.

This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may obtain copies of that registration statement and the other reports and documents referenced herein as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise stated or the context otherwise requires, the terms “Inpixon,” “we,” “us,” “our,” and the “Company” refer collectively to Inpixon, f/k/a Sysorex Global, and its subsidiaries.

Note Regarding Reverse Stock Split

The Company effected a reverse split of its outstanding common stock, par value $0.001, at a ratio of 1-for-30, effective as of February 6, 2018 (the “Reverse Split”). We have reflected the Reverse Split in this prospectus.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimates,” “expects,” “intends,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words.

We have based these forward looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus, regarding, among other things:

●	our limited cash and our history of losses;

●	our ability to achieve profitability;

●	our limited operating history with recent acquisitions;

●	emerging competition and rapidly advancing technology in our industry that may outpace our technology;

●	customer demand for the products and services we develop;

●	the impact of competitive or alternative products, technologies and pricing;

●	our ability to manufacture any products we develop;

●	general economic conditions and events and the impact they may have on us and our potential customers;

●	our ability to obtain adequate financing in the future;

●	our ability to continue as a going concern;

●	lawsuits and other claims by third parties;

●	our ability to successfully complete the spin-off of Inpixon USA, including the impact of the spin-off on the businesses of Inpixon and Inpixon USA;

●	our success at managing the risks involved in the foregoing items; and

●	other factors discussed in this prospectus.

These risks are not exhaustive. Other sections of this prospectus may include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward looking statements. You should read this prospectus with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. Except as required by law, we undertake no obligation to update publicly any forward looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

We qualify all of our forward looking statements by these cautionary statements.

OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

The Company

Inpixon is a technology company that helps to secure, digitize and optimize any premises with Indoor Positioning Analytics, sometimes referred to in this annual report as “IPA,” for businesses and governments in the connected world. Inpixon Indoor Positioning Analytics is based on new sensor technology that finds all accessible cellular, Wi-Fi, Bluetooth and RFID signals anonymously. Paired with a high-performance, data analytics platform, this technology delivers visibility, security and business intelligence on any commercial or government premises world-wide. Inpixon’s products, infrastructure solutions and professional services group help customers take advantage of mobile, Big Data, analytics and the Internet of Things (“IoT”).

Inpixon Indoor Positioning Analytics offer:

●	New sensors with proprietary technology that can find all accessible cellular, Wi-Fi, Bluetooth and RF signals. Utilizing various radio signal technologies ensures precision device positioning accurately down to arm’s length. This enables highly detailed understanding of customer journey and dwell time in retail scenarios, detection and identification of authorized and unauthorized devices, and prevention of rogue devices through alert notification based on rules when unknown devices are detected in restricted areas.

●	Data science analytics with lightning fast data mining using an in-memory database that uses a dynamic blend of RAM and NAND along with specially optimized algorithms that both minimize data movement and maximize system performance. This enables the system to deliver reports with valuable insights to the user as well as to integrate with common third party visualization, charting, graphing and dashboard systems.

●	Insights that deliver visibility and business intelligence about detailed customer journey and flow analysis of in-stores and storefronts allowing businesses to better understand customer preferences, measure campaign effectiveness, uncover revenue opportunities and deliver an exceptional shopping experience.

Inpixon Indoor Positioning Analytics can assist all types of establishments, including brands, retailers, shopping malls and shopping centers, hotels and resorts, gaming operators, airports, healthcare facilities, office buildings and government agencies, by providing greater security, gaining better business intelligence, increasing consumer confidence and reducing risk while being compliant with applicable “Personal Identifiable Information” regulations.

IPA Product Roadmap

Inpixon is a company in the information and technology industry and therefore keeping up with the technological advancements within the industry are critical to our long term success and growth. As a result, our senior management must continuously work to ensure that they remain informed and prepared to quickly adapt and leverage new technologies within our product and service offering as such technologies become available. In connection with that goal, our 2018 product roadmap development plans include the use of blockchain technology to maintain and propagate device reputation, enforcing security policies and attaining compliance, artificial intelligence for amassing anonymous device information and a voice-assisted analytics interface.

Blockchain Technology for Device Reputation

Our IPA platform locates, monitors and analyzes the path of all cellular, Wi-Fi, and Bluetooth devices, regardless of make, manufacturer or device type, allowing not just the ability to identify and prevent unwanted mobile devices, but also the ability to track and analyze device traffic within an indoor location. The addition of “device reputation” to our IPA platform has been an important component of our anticipated product enhancements. “Device reputation” refers to information regarding the particular history of a device, such as when a device enters a certain location, where within that location the device has travelled, the types of activities for which the device was previously used, including, but not limited to, whether the device is linked to prior fraudulent activities, and information concerning accounts that the device might be linked to.

We intend to use “blockchain technology” in order to propagate device reputation profiles. “Blockchain technology” refers to a type of decentralized “distributed ledger” or database that can be used to securely record, store, share and synchronize data or information across multiple networks in various locations. The lack of a centralized location to store information concerning a single device reputation profile results in a more secure repository for data and makes hacking or accessing that information for fraudulent purposes extremely difficult. Accessing and falsifying or otherwise using information that is stored across a network of multiple servers in different locations for fraudulent purposes would require breaching not just one server but the majority of the servers on which the information is stored making it significantly more difficult, if not impossible, to breach, thus creating a higher level of security. We intend to leverage open source blockchain technology available to us without cost, by re-engineering such technology from a transaction based schema to a behavior based schema in order to create a private proprietary code-base specifically for use within our IPA platform, to serve as a repository of “device reputation” collected in connection with our IPA platform’s analytics capabilities. The collected data regarding device behavior will be secured through conventional methods of encrypted storage allowing for tamper proof audit trails with respect to device activity and behavior. While we may decide to hire 1-3 additional employees during 2018 with greater expertise with blockchain technology, the addition of these employees is not critical to our business plans insofar as the intent is to use open source technology and consult with third parties and/or provide training for its employees on an as needed basis. We currently expect that proof of concept and the test scenario implementation of this technology within our IPA platform will be available in the second quarter of 2018.

Infrastructure Segment

In addition, in connection with the Company’s infrastructure value-added reseller segment (the “VAR Segment”), Inpixon currently resells third party hardware, software and related maintenance/warranty products and services to commercial and government customers. It includes but is not limited to, products for enterprise computing, storage, virtualization, and networking. Some of the services offered in connection with the VAR Segment include custom application/software design, architecture and development, staff augmentation, project management, business continuity, data migration, networking and information technology business consulting services. These services allow Inpixon to offer turnkey solutions that allow for the integration of third party products into existing infrastructure when requested by customers. As described below under the heading “Corporate Strategy and Recent Development” the Company’s strategic plans include divesting the VAR Segment through a spin-off and focusing its business on the other products and services described below including the development and growth of its IPA platform.

Corporate Strategy and Recent Development

Management’s corporate strategy is to continue to build and develop Inpixon as a technology company that provides turnkey solutions from the collection of data to delivering insights from that data to our customers with a focus on securing, digitizing and optimizing premises with IPA for businesses and governments. In connection with such strategy and in order to facilitate our long-term growth, we have acquired certain companies, technologies and intellectual property (“IP”) that complement such goals and will continue to consider completing additional strategic acquisitions as long as our financial condition permits. An important element of this mergers and acquisitions strategy is to acquire companies with complementary capabilities and/or innovative and commercially proven technologies in indoor positioning and Big Data analytics and to obtain an established customer base. We believe that acquiring complementary products and/or IP will add value to the Company, and the customer base of each potential acquisition may also present an opportunity to cross-sell our existing solutions. Candidates with proven technologies that complement our overall strategy may come from anywhere in the world, so long as there are strategic and financial reasons to make the acquisition. If we make any acquisitions in the future, we expect that we may pay for such acquisitions using our equity securities, cash and debt financing in combinations appropriate for each acquisition.

In connection with our strategic business plan, Inpixon currently plans to spin-off our Infrastructure segment or VAR business, which is conducted primarily by Inpixon USA and its wholly-owned subsidiary Inpixon Federal, Inc. The spin-off of this business segment would significantly reduce our revenues since they account for approximately 91% of our total revenues, however, such a spin-off would also significantly reduce operating expenses and eliminate substantially all of our trade debt.

On April 23, 2018, the Company issued a press release announcing the filing of a Form 10 registration statement with the SEC in connection with the planned spin-off of its wholly-owned subsidiary, Inpixon USA (including its subsidiary, Inpixon Federal, Inc.), which is expected to be renamed “Sysorex, Inc.” (“Sysorex”) following the consummation of the spin-off transaction. Following the spin-off there will be two distinct, publicly traded companies, Inpixon and Sysorex. The separation of Inpixon USA from Inpixon and the distribution of Sysorex common stock are intended to, among other things, (i) create two sharper, stronger, more focused companies by enabling the management of each company to concentrate efforts on the unique needs of each business and the pursuit of distinct opportunities for long-term growth and profitability (ii) allow each business to more effectively pursue its own distinct capital structures and capital allocation strategies and design more effective equity compensation programs, (iii) provide our stockholders with equity ownership in two separate, publicly traded companies and (iv) enable investors to better evaluate the financial performance, strategies, and other characteristics of each business and company, which will permit investors to make investment decisions based on each company’s individual performance and potential, enhancing the likelihood the market will value each company appropriately. Inpixon and Sysorex expect that the separation will result in enhanced long-term performance of each business thereby maximizing shareholder value for both companies.

In order to effect the proposed transaction, Inpixon intends to distribute shares of Sysorex’s common stock as a dividend to holders of Inpixon’s common stock and certain holders of other Inpixon securities that may be entitled to participate in the distribution as of a record date to be determined. The spin-off is subject to certain conditions, including, without limitation, the effectiveness of a Form 10 registration statement with SEC, the approval for quotation of Sysorex’s common stock on the OTCQB Venture Market operated by OTC Markets Group, Inc., final approval from Inpixon’s Board of Directors and other customary conditions. No assurance can be provided as to the timing of the completion of the spin-off or that all conditions to the spin-off will be met. Furthermore, until the distribution has occurred, Inpixon will have the right to terminate the distribution, even if all of the conditions are satisfied.

Corporate Information

Our principal executive offices are located at 2479 E. Bayshore Road, Suite 195, Palo Alto, California 94303, and our telephone number is (408) 702-2167. Our subsidiaries maintain offices in Herndon Virginia, Larkspur California, Encino California, and Coquitlam, British Columbia, and Hyderabad, India. Our Internet website is www.inpixon.com. The information contained on, or that may be obtained from, our website is not a part of this prospectus and should not be considered a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

RISK FACTORS

Investing in any securities offered pursuant to this prospectus involves a high degree of risk. Please see the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K and other filings we make with the SEC, which are incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us in primary offerings under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include working capital, acquisitions, retirement of debt and other business opportunities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

We will not receive any proceeds from the sale of our common stock upon exercise of the Warrants by the Selling Security Holders. We will, however, receive proceeds from any cash exercise of the Warrants. If all of the Warrants were exercised in full for cash, we would receive gross proceeds of approximately $1.8 million. We currently intend to use these proceeds, if any, for working capital and general corporate purposes. However, there can be no assurance that any Warrants will be exercised, or if the Warrants are exercised, how many would be exercised for cash.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities sold by Inpixon in a primary offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

The Securities We May Offer

Description of Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt pursuant to indentures by and between the Company and a trustee (the “Indentures”). While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the Indenture, we also are referring to any supplemental Indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the Indenture that we will enter into with the trustee named in the Indenture. The Indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We will file the form of Indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental Indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the Indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the Indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The Indenture will not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the Indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We may issue debt securities from time to time in one or more series under the Indentures.  We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus or other offering material.  The prospectus supplement and other offering material relating to a series of debt securities will describe the terms of such debt securities being offered, including (to the extent such terms are applicable to such debt securities):

●	the title of the debt securities;

●	designation, aggregate principal amount, denomination and currency or currency unit;

●	date of maturity;

●	the price or prices at which we sell the debt securities and the percentage of the principal amount at which the debt securities will be issued;

●	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;

●	any limit on the total principal amount of the debt securities and the ability to issue additional debt securities of the same series;

●	currency or currency units for which such debt securities may be purchased and in which principal of, premium, if any, and any interest will or may be payable;

●	interest rate or rates (or the manner of calculation thereof), if any;

●	the times at which any such interest will be payable;

●	the date or dates from which interest will accrue on the debt securities, or the method used for determining those dates;

●	the place or places where the principal and interest, if any, will be payable;

●	any redemption, sinking fund, satisfaction and discharge, or defeasance provisions;

●	whether such debt securities will be issuable in registered form or bearer form or both and, if issuable in bearer form, restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of certificates in bearer form;

●	whether and under what circumstances we may from time to time, without the consent of holders of debt securities, issue additional debt securities, having the same ranking and the same interest rate, maturity and other terms as the debt securities being offered, except for the issue price and issue date and, in some cases, the first interest payment date, whereby such additional securities will, together with the then outstanding debt securities, constitute a single class of debt securities under the Indentures, and will vote together on matters under the Indenture;

●	whether and under what circumstances we will issue the debt securities in whole or in part as Global Securities as described below under “Global Securities”;

●	applicable conversion or exchange privileges;

●	any defaults and events of defaults applicable to the debt securities to be issued;

●	securities exchange(s) on which the securities will be listed, if any;

●	whether any underwriter(s) will act as market maker(s) for the securities;

●	extent to which a secondary market for the securities is expected to develop;

●	provisions relating to covenant defeasance and legal defeasance;

●	provisions relating to satisfaction and discharge of the Indenture;

●	any covenants or restrictions on us or our subsidiaries; and

●	any other specific terms of the offered debt securities, including any terms in lieu of those described in this prospectus and any terms which may be required by or advisable under United States laws or regulations such as those made a part of the applicable Indenture by the Trust Indenture Act of 1939.

Material United States federal income tax consequences and special considerations, if any, applicable to any such securities will be described in the applicable prospectus supplement.

Debt securities may be presented for exchange, and registered debt securities may be presented for transfer, in the manner, at the places and subject to the restrictions set forth in the debt securities and as summarized in the applicable prospectus supplement.  Such services will be provided without charge, other than any tax or other governmental charge payable in connection with such exchange or transfer, but subject to the limitations provided in the applicable Indenture.  Debt securities in bearer form and the coupons, if any, appertaining to such debt securities will be transferable by delivery.

Subordination

The indebtedness represented by subordinated debt securities will be subordinated in right of payment to existing and future “Senior Indebtedness,” as to be described in subordinated indentures (the “Subordinated Indenture”) we may issue and any accompanying prospectus supplement.  The term “Senior Indebtedness” means:

●	all indebtedness for money borrowed incurred by us, unless the terms of the instrument or instruments by which such indebtedness is incurred or created expressly provide that such indebtedness is subordinate to the subordinated debt securities or that such indebtedness is not superior in right of payment to the subordinated debt securities,

●	any other indebtedness, obligation or liability incurred by us (including any guaranty, endorsement or other contingent obligation of ours in respect of, or to purchase, or otherwise acquire, any obligation of another), direct or indirect, absolute or contingent, or matured or unmatured, which is specifically designated by us as Senior Indebtedness in the instruments evidencing such indebtedness, obligation or liability at the time of its issuance or incurrence, or

●	any deferral, renewal or extension of any of the foregoing.

“Senior Indebtedness” does not include:

●	our debt to any of our subsidiaries;

●	any series of subordinated debt securities issued under the Subordinated Indenture, unless otherwise specified by the terms of any such series;

●	any of our other debt which by the terms of the instrument creating or evidencing it is specifically designated as being subordinated to or pari passu with the subordinated debt securities; and

●	any trade payables.

Except as may be described in the Subordinated Indenture our ability to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the subordinated debt securities is not limited.  A prospectus supplement relating to each series of subordinated debt securities will describe any subordination provisions applicable to such series in addition to or different from those described above.

By reason of such subordination, in the event of dissolution, insolvency, bankruptcy or other similar proceedings, upon any distribution of assets, (i) the holders of subordinated debt securities will be required to pay over their share of such distribution in respect of the subordinated debt securities to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full and (ii) creditors of ours who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than holders of subordinated debt securities.

Conversion and Exchange

The terms, if any, on which debt securities of any series will be convertible into or exchangeable for our common stock, our preferred stock, another series of our debt securities, other securities, property or cash, or a combination of any of the foregoing, will be summarized in the prospectus supplement relating to such series of debt securities.  Such terms may include provisions for conversion or exchange, either on a mandatory basis, at the option of the holder, or at our option, in which the number of shares or amount of our common stock, our preferred stock, another series of our debt securities, other securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as summarized in the related prospectus supplement.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement.  Global securities will be issued in registered form and in either temporary or definitive form.  Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Restrictive Covenants

We will describe any restrictive covenants, including restrictions on any subsidiary, for any series of debt securities in a prospectus supplement.

Defeasance

At our option, either (a) we will be Discharged (as defined below) from any and all obligations in respect of any series of debt securities under the Indenture or (b) we will cease to be under any obligation to comply with the restriction on our ability to merge, consolidate or sell assets set forth in the applicable Indenture, the requirement that we maintain our existence or certain other restrictions, in either case if we deposit irrevocably with the trustee, in trust, specifically for the benefit of the holders of such series, money or U.S. Government Obligations (as defined below) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient (in the written opinion of a nationally recognized firm of independent public accountants in the case of U.S. Government Obligations or a combination of money and U.S. Government Obligations) to pay all the principal of (including any sinking fund payments or analogous obligations), and interest on, the debt securities of such series on the dates such payments are due in accordance with the terms of such series of debt securities.  To exercise such option, we are required to deliver to the trustee an opinion of tax counsel to the effect that holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax in the same amount and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred.

The term “Discharged” is defined to mean that we are deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the debt securities of such series and to have satisfied all the obligations under the Indenture relating to the debt securities of such series, except for

●	the rights of holders of the debt securities of such series to receive, from the trust fund described above, payment of the principal of and the interest on the debt securities of such series when such payments are due;

●	our obligations with respect to the debt securities of such series with respect to temporary debt securities, registration, transfer, exchange, replacement of mutilated, destroyed, lost and stolen certificates, maintenance of a paying office and holding money in trust; and

●	the rights, powers, trusts, duties and immunities of the trustee under the applicable Indenture.

The term “U.S. Government Obligations” is defined to mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and also includes a depositary receipt issued by a bank or trust company, as custodian with respect to any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.

Satisfaction and Discharge

In addition, an Indenture will cease to be of further effect with respect to the debt securities of a series issued under that Indenture, subject to certain exceptions generally relating to compensation and indemnity of the trustee, when either:

●	all outstanding debt securities of that series have been delivered to the trustee for cancellation and we have paid all sums payable by us under the Indenture with respect to such series, or

●	all outstanding debt securities of that series not delivered to the trustee for cancellation either: (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year, or (iii) are to be called for redemption within one year; and we have deposited irrevocably with the trustee, in trust, specifically for the benefit of the holders of such series, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient (in the written opinion of a nationally recognized firm of independent public accountants in the case of U.S. Government Obligations or a combination of money and U.S. Government Obligations) to pay all the principal of (including any sinking fund payments or analogous obligations), and interest on, the debt securities of such series on the dates such payments are due in accordance with the terms of such series of debt securities.

Modification of the Indentures

Modifications and amendments of each Indenture may be made by us and the trustee, through a supplemental indenture, without the consent of the holders of the debt securities or with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities affected by such modification or amendment; provided however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

●	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

●	reduce the principal amount of or interest on, or any premium payable upon redemption of, any debt security;

●	change certain other terms related to waiver of past defaults or covenants (such as covenants and provisions of the Indenture that may not be amended without the consent of the holder of each outstanding debt security of the series affected);

●	reduce the percentage of the principal amount of the outstanding debt security of any series, the consent of whose holders is required to modify or amend the applicable Indenture or waive compliance with, or consent to certain defaults under, the provisions of such Indenture; or

●	make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of such security.

Our board of directors does not have the power to waive any of the covenants of each Indenture, including those relating to consolidation, merger or sale of assets.

Our board of directors does not have the power to waive any of the covenants of each Indenture, including those relating to consolidation, merger or sale of assets.

Events of Default, Notice and Waiver

The following will be “Events of Default” with respect to any particular series of the debt securities under the Indentures:

●	default in any payment of interest on such series when due, continued for 30 days;

●	default in any payment of principal and premium, if any, of, or sinking fund installment on, such series when due;

●	default in the performance, or breach, of any covenant or warranty of ours applicable to such series continued for 60 days after written notice to us by the trustee or the holders of at least 25% in principal amount of such series;

●	certain events of bankruptcy, insolvency or reorganization; and

●	any other event of default we may provide for that series.

No Event of Default with respect to a particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities.

The trustee will, within 90 days after the occurrence of any default with respect to any series of the debt securities, give to the holders thereof notice of such default known to the trustee, unless such default has been cured or waived (the term default for this purpose means any event which is, or after notice or lapse of time, or both, would become, an Event of Default); provided that, except in the case of a default in the payment of principal of (or premium, if any) or interest on any of such series of debt securities or in the payment of any sinking fund installments, the trustee will be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the holders of the debt securities of that series.

We will be required to furnish to the trustee each year a statement as to the fulfillment by us of our obligations under the applicable Indenture.

The holders of a majority in principal amount of the outstanding debt securities of any series may, in respect of such series, waive certain defaults and may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, provided that such direction shall not be in conflict with any rule of law or with the applicable Indenture.  The trustee has the right to decline to follow any such direction if the trustee in good faith determines that the proceeding so directed would be unjustly prejudicial to the holders of debt securities of such series not joining in any such direction or would involve the trustee in personal liability.  Each Indenture provides that in case an Event of Default occurs and is continuing with respect to any series of the debt securities, the trustee will be required to exercise any of its rights and powers under such Indenture with the degree of care and skill such as a prudent man would exercise in the conduct of his own affairs.  Notwithstanding the foregoing, the trustee will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties thereunder.

If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee or the holders of at least 25% in principal amount of such series may declare such series due and payable.

Each Indenture provides that no holder of debt securities of any series may institute any action against us under such Indenture (except in the case of an Event of Default) unless the holder has previously given notice to the trustee of a continuing Event of Default, holders of at least 25% in principal amount of such series have requested the trustee to institute such action and have offered the trustee reasonable indemnity, and the trustee has not instituted such action within 60 days of such request.

Consolidating, Merger or Sale of Assets

We may not consolidate with or merge into any other corporation or sell our assets substantially as an entirety, unless, among other conditions:

●	the corporation formed by such consolidation or into which we are merged or the corporation which acquires our assets is organized in the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities, if any, issued under the applicable Indenture and the performance of every covenant of such Indenture to be performed by us; and

●	immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, has happened and is continuing.

Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which we are merged or to which such sale is made, will succeed to, and be substituted for, us under such Indenture.

Other than the covenants described above, or as set forth in any accompanying prospectus supplement, the Indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or a highly leveraged transaction involving us.

Governing Law

New York Law will govern the Indentures and the debt securities, without regard to its conflicts of law principles.

Description of Common Stock

The following summary of the rights of our common stock is not complete and is subject to and qualified in its entirety by reference to our articles of incorporation and bylaws, copies of which have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

We have authorized 255,000,000 shares of capital stock, par value $0.001 per share, of which 250,000,000 are shares of common stock and 5,000,000 are shares of “blank check” preferred stock.

As of May 11, 2018, we had 16,309,969 shares of common stock outstanding. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive pro rata dividends, if any, declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Our common stock is listed on the NASDAQ Capital Market under the symbol “INPX”. On May 14, 2018, the last sale price of our common stock was $0.41 per share. The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc. with an address at 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209.

Description of Preferred Stock

Our articles of incorporation permits us to issue up to 5,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things:

●	Impairing dividend rights of our common stock;

●	Diluting the voting power of our common stock;

●	Impairing the liquidation rights of our common stock; and

●	Delaying or preventing a change of control without further action by our stockholders.

Series 4 Preferred Stock

Our board of directors has designated an aggregate of 10,415 shares of preferred stock as Series 4 Convertible Preferred Stock (“Series 4 Preferred Stock”). As of May 11, 2018, there were 6,989 shares of Series 4 Preferred Stock outstanding. Although there is no current intent to do so, our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the common stock or the convertible preferred stock, except as prohibited by the certificate of designation of preferences, rights and limitations of Series 4 Preferred Stock.

The following is a summary of the material terms of our Series 4 Preferred Stock. For more information, please refer to the certificate of designation of preferences, rights and limitations of the Series 4 Preferred Stock filed as an exhibit to the current report on Form 8-K filed with the SEC on April 24, 2018.

Liquidation.  Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series 4 Preferred Stock will be entitled to receive distributions out of our assets, whether capital or surplus, of the same amount that a holder of common stock would receive if the Series 4 Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock.

Dividends.  Holders of the Series 4 Preferred Stock will be entitled to receive dividends equal (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock when, as and if such dividends are paid on shares of our common stock. No other dividends will be paid on shares of Series 4 Preferred Stock.

Conversion.  Each share of Series 4 Preferred Stock is convertible, at any time and from time to time at the option of the holder thereof, into that number of shares of common stock determined by dividing the stated value of $1,000 by the conversion price equal to $0.46 per share (subject to adjustment described below). This right to convert is limited by the beneficial ownership limitation described below.

Anti-Dilution Protection and One-Time Reset Provision. The Series 4 Preferred Stock contain an anti-dilution protection feature, to adjust the conversion price if shares of common stock are sold or issued for a consideration per share less than the conversion price then in effect (subject to certain exemptions), provided, that the conversion price will not be less than $0.124. In addition, on the 60th day following the original issuance date of the Series 4 Preferred Stock, the conversion price will be reduced, and only reduced, to the lesser of (x) the then conversion price, as may be adjusted, and (y) 80% of the VWAP (as defined in the certificate of designation for the Series 4 Preferred Stock) on the trading day immediately prior to the 60th day, provided that the conversion price will not be less than $0.124.

Beneficial Ownership Limitation. A holder shall have no right to convert any portion of Series 4 Preferred Stock, to the extent that, after giving effect to such conversion, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 4.99% (or, upon election of a purchaser prior to the issuance of any shares, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon such conversion (subject to the right of the holder to increase such beneficial ownership limitation upon notice to us, provided that any increase in beneficial ownership limitation shall not be effective until 61 days following notice to us and provided that such limitation can never exceed 9.99% and such 61 day period cannot be waived). Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Holders of Series 4 Preferred Stock who are subject to such beneficial ownership limitation are and will remain responsible for ensuring their own compliance with Regulation 13D-G promulgated under the Exchange Act, consistent with their individual facts and circumstances. In addition, pursuant to Rule 13d-3(d)(1)(i) promulgated under the Exchange Act, any person who acquires Series 4 Preferred Stock with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock.

Description of Subscription Rights

We may issue subscription rights to purchase shares of our common stock, preferred stock or other securities.  These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.  In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;

●	the number of subscription rights issued to each stockholder;

●	the number and terms of the shares of common stock or preferred stock which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights.

Description of Units

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common stock, preferred stock, debt securities, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” Description of Debt Securities and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Description of Warrants

Warrants to Purchase Common Stock, Preferred Stock or Debt Securities

We may issue warrants for the purchase of common stock, preferred stock or debt securities.  We may issue warrants independently or together with any offered securities.  The warrants may be attached to or separate from those offered securities.  We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company to be named in the applicable prospectus supplement, as warrant agent, all as described in the applicable prospectus supplement.  The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.  If we offer warrants, we will file the warrant agreement relating to the offered warrants as an exhibit to, or incorporate it by reference in, the registration statement of which this prospectus is a part.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants.  These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of common stock, preferred stock or debt securities, at the exercise price stated or determinable in the prospectus supplement for the warrants.  Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement.  After the close of business on the expiration date, if applicable, unexercised warrants will become void.  Warrants may be exercised as described in the applicable prospectus supplement.  When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock, preferred stock or debt securities that the warrant holder has purchased.  If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Outstanding warrants to purchase our common stock are as follows:

As of May 11, 2018, we have warrants issued and outstanding for the purchase of up to 64,918,852 shares of our common stock, at exercise prices ranging from $0.634 to $3,375.00. The warrants are held by 154 security holders. Outstanding warrants to purchase our common stock are as follows:

Issuance Date	Number of Shares	Exercise Period	Exercise Price
March 20, 2013	186	From March 20, 2013 to March 20, 2020 (except the Lock-Up Period as defined in the warrant)	$405.00
August 29, 2013	125	From August 29, 2013 to August 29, 2020 (except the Lock-Up Period as defined in the warrant)	$1,080.00
April 15, 2014	229	From April 15, 2015 to April 14, 2019	$3,375.00
November 17, 2015	112	From November 17, 2015 to November 17, 2018	$450.00
June 30, 2017	5,595	June 30, 2017 to June 30, 2022	$9.00
August 9, 2017	36,526	From August 9, 2017 to August 9, 2022	$16.50
January 8, 2018	599,817	From February 2, 2018 to February 2, 2023	$3.00
February 20, 2018	42,287,102	From February 20, 2018 to February 20, 2023	$0.634
April 24, 2018	21,989,160	From April 24, 2018 to April 24, 2023	$0.67

Indemnification of Directors and Officers

Section 78.7502 of the Nevada Revised Statutes (“NRS”) provides, in general, that a corporation incorporated under the laws of the State of Nevada, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person (a) is not liable pursuant to Section 73.138 of the NRS, and (b) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Nevada corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person (a) is not liable pursuant to Section 73.138 of the NRS, and (b) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation.

Our Articles of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to maintain insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Anti-Takeover Effect of Nevada Law, Certain By-Law Provisions

We may in the future become subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders of record, at least 100 of whom are residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. The Company currently has fewer than 100 stockholders of record who are residents of Nevada and does not do business in Nevada.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law any longer.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights for the control shares, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for two years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage a party interested in taking control of the Company from doing so if it cannot obtain the approval of our Board.

Blank Check Preferred Stock

The ability to authorize “blank check” preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock which is traded on the NASDAQ Capital Market.  If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors.  While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, any such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice.  Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities.  We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system.  Any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

The Securities the Selling Security Holders May Offer

In addition to the securities we may offer, the Selling Security Holders may use this prospectus to offer and sell in one or more secondary offerings up to 599,817 shares of common stock upon exercise of the Warrants that we sold to the Selling Security Holders on January 8, 2018 in a transaction exempt from the registration requirements of the Securities Act pursuant to the securities purchase agreement with the Selling Securities Holders. The Selling Security Holders’ shares have been included in the registration statement of which this prospectus is a part in satisfaction of registration rights granted to the Selling Security Holders.

SELLING SECURITY HOLDERS

On January 5, 2018, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Selling Security Holders pursuant to which the Company agreed to sell, in a registered direct offering, an aggregate of 599,817 shares (the “Shares”) of the Company’s common stock, at a purchase price of $5.31 per share. Concurrently with the sale of the Shares, in connection with a private placement, the Company also agreed to sell warrants to purchase up to 599,817 shares of common stock (the “Warrants”). The closing of the sales of the Shares and Warrants under the Purchase Agreement occurred on January 8, 2018. The aggregate gross proceeds for the sale of these securities were approximately $3.2 million.

The Warrants became exercisable on February 2, 2018 (the “Initial Exercise Date”), at an exercise price per share equal to $6.60, subject to certain adjustments pursuant to the terms of the Warrants (the “Exercise Price”), and will expire on the fifth anniversary of the Initial Exercise Date.

The Warrants provide for adjustment of the Exercise Price if, while the Warrants are outstanding, the Company or any significant subsidiary thereof, as applicable, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or common stock equivalents at an effective price per share that is less than the Exercise Price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”). In the event a Dilutive Issuance occurs, the Exercise Price shall be reduced to equal the Base Share Price, provided that the Base Share Price shall not be less than $3.00 (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the date of the Purchase Agreement). As a result of a Dilutive Issuance as of February 20, 2018, the Exercise Price of the Warrants has been adjusted to $3.00 per share.

The shares of common stock being offered by the Selling Security Holders are those issuable to the Selling Security Holders upon exercise of the Warrants. We are registering the shares of common stock issuable upon exercise of the Warrants in order to permit the Selling Security Holders to offer such shares for resale from time to time. See “Plan of Distribution.” None of the Selling Security Holders nor any of their affiliates has held an executive office, or had any other material relationship, with us or any of our affiliates in the past three years except that certain Selling Security Holders purchased securities from the Company in the Company’s offerings in December 2016, June 2017, August 2017 and April 2018, and all the Selling Security Holders purchased securities in the Company’s offering in February 2018.

The table below lists information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the shares of common stock held by each Selling Security Holder supplied to us by the Selling Security Holders.

The second column lists the number of shares of common stock beneficially owned by each Selling Security Holder as of May 11, 2018, based on the ownership of shares of common stock that have been issued and could be issued pursuant to warrants, options and other convertible securities that are currently exercisable or exercisable within 60 days of May 11, 2018, without taking account of any limitations on exercise of these securities set forth therein.

The third column lists the shares of common stock being offered by this prospectus by each Selling Security Holder without taking into account any limitations on exercise of the Warrants set forth therein.

The fourth column lists the number of shares of common stock beneficially owned by each Selling Security Holder as of the date after the offering, based on the ownership of shares of common stock that have been issued and could be issued pursuant to warrants, options and other convertible securities that are currently exercisable or exercisable within 60 days of the date after the offering, without taking account of any limitations on exercise of the February Warrant, the April Warrant (each, as defined below) or other convertible securities held by each Selling Security Holder set forth therein.

The fifth column lists the percentage of common stock beneficially owned by each Selling Security Holder taking into account any limitations on exercise of the February Warrant, the April Warrant or other convertible securities held by each Selling Security Holder set forth therein.

As of May 11, 2018, some of the Selling Security Holders owned warrants issued by the Company on August 9, 2017 (the “August Warrants”), Series 4 Preferred Stock, and warrants issued on April 24, 2018 (the “April Warrants”), and all of the Selling Securities Holders held warrants issued by the Company on February 20, 2018 (the “February Warrants”). Under the terms of a Selling Security Holder’s Warrant, the February Warrant, the August Warrant, the April Warrant or the Series 4 Preferred Stock, as applicable, the Selling Security Holder may not exercise these securities to the extent (but only to the extent) that the Selling Security Holder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99% or 9.99%, as applicable, of the outstanding shares of our common stock. The numbers of shares of common stock prior to and after the offering reported in the second and fourth columns do not reflect the beneficial ownership limitations. The ownership percentage in the fifth column reflects these limitations.

Name of Selling Security Holder	Number of Shares of Common Stock Owned Prior to Offering (1)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock of Owned After Offering (1)	Ownership Percentage of after the Offering (1)
CVI Investments, Inc. (2)	4,610,499	(3)	94,162		4,516,337	4.99%
Hudson Bay Master Fund Ltd. (4)	15,005,109	(5)	94,162		14,910,947	9.99%
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (6)	4,145,048	(7)	94,162		4,050,886	4.99%
Empery Asset Management, LP, on behalf of Empery Asset Master, LTD, Empery Tax Efficient, LP and Empery Tax Efficient II, LP (8)	7,245,112	(9)	94,164	(10)	7,150,948	4.99%
Intracoastal Capital, LLC (11)	3,296,018	(12)	56,498		3,239,520	4.99%
Anson Investments Master Fund LP (13)	9,290,335	(14)	47,081		9,243,254	4.99%
L1 Capital Global Opportunities Master Fund Ltd. (15)	453,563	(16)	44,257		409,306	2.50%
Iroquois Master Fund Ltd. (17)	2,299,416	(18)	47,081		2,252,335	4.99%
Iroquois Capital Investment Group, LLC (19)	974,706	(20)	9,417		965,289	4.99%
Kingsbrook Opportunities Master Fund LP (21)	790,451	(22)	18,833		771,618	4.73%
Total:			599,817

(1)	The Warrants, the February Warrants, the August Warrants, the April Warrants and the Series 4 Preferred Stock include a beneficial ownership limitation of 4.99% or 9.99%, as elected by the Selling Security Holder of the shares of common stock outstanding immediately after giving effect to any exercise of the Warrant, the February Warrant, the April Warrant or the August Warrant or any conversion of the Series 4 Preferred Stock. As of May 11, 2018, we had 16,309,969 shares of common stock outstanding. The number of shares reported in columns 2 and 4 do not reflect the beneficial ownership limitation. The percentage number reported in column 5 reflects the beneficial ownership limitation of 4.99% or 9.99%, as applicable.

(2)	Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI is an affiliate of a broker dealer. CVI acquired the common stock underlying the Warrant being registered hereunder in the ordinary course of business, and at the time of the acquisition of the Warrant described herein, CVI did not have any arrangements or understandings with any person to distribute such securities.

(3)	The number of shares reported reflects the shares of common stock immediately after giving effect to the exercise of the warrants and the conversion of the preferred stock owned by the Selling Security Holder with respect to (i) 8,381 shares of common stock, (ii) 94,162 shares of common stock underlying the Warrant, (iii) 3,312,303 shares of common stock underlying the February Warrant, (iv) 1,086,957 shares of common stock underlying the April Warrant and (v) 108,696 shares of common stock underlying 50 share of Series 4 Preferred Stock.

(4)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management, L.P. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

(5)	The number of shares reported reflects the shares of common stock immediately after giving effect to the exercise of the warrants and the conversion of the preferred stock owned by the Selling Security Holder with respect to (i) 94,162 shares of common stock underlying the Warrant, (ii) 9,384,859 shares of common stock underlying the February Warrant, (iii) 3,913,044 shares underlying the April Warrant and (iv) 1,613,044 shares underlying 742 shares of Series 4 Preferred Stock.

(6)	Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as managing member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the securities held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and Mr. Khatri each disclaim any beneficial ownership of these securities.

(7)	The number of shares reported reflects the shares of common stock immediately after giving effect to the exercise of the warrants and the conversion of the preferred stock owned by the Selling Security Holder with respect to (i) 94,162 shares of common stock underlying the Warrant, ( ii ) 1,876,972 shares of common stock underlying the February Warrant, (iii) 1,086,957 shares of common stock underlying the April Warrant and (iv) 1,086,957 shares underlying 500 shares of Series 4 Preferred Stock.

(8)	Empery Asset Management LP, the authorized agent of Empery Asset Master, LTD (“EAM”), Empery Tax Efficient, LP (“ETE”) and Empery Tax Efficient II, LP (“ETE II”), has discretionary authority to vote and dispose of the shares held by EAM, ETE and ETE II and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM, ETE and ETE II. Each of EAM, ETE, ETE II, Mr. Hoe and Mr. Lane disclaim any beneficial ownership of these shares.

(9)	The number of shares set forth in column 2 includes: (i) 94,164 shares of common stock underlying the Warrants held by EAM, ETE and ETE II, (ii) 5,520,506 shares of common stock underlying the February Warrants held by EAM, ETE and ETE II, (iii) 1,086,958 shares of common stock underlying the April Warrants held by EAM, ETE and ETE II, (iv) 543,478 shares of common stock underlying 250 share of Series 4 Preferred Stock held by EAM, ETE and ETE II and (v) 6 shares of common stock held by EAM, ETE and ETE II.

(10)	The number of shares being registered includes (i) 25,077 shares of common stock underlying the Warrant held by EAM, (ii) 14,110 shares of common stock underlying the Warrant held by ETE and (iii) 54,977 shares of common stock underlying the February Warrant held by ETE II.

(11)	Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership of the securities reported herein that are held by Intracoastal. Mr. Asher, who is a manager of Intracoastal, is also a control person of a broker-dealer. As a result of such common control, Intracoastal may be deemed to be an affiliate of a broker-dealer. Intracoastal acquired the common stock underlying the Warrant being registered hereunder in the ordinary course of business, and at the time of the acquisition of the Warrant described herein, Intracoastal did not have any arrangements or understandings with any person to distribute such securities.

(12)	The number of shares reported reflects the shares of common stock immediately after giving effect to the exercise of the warrants and the conversion of the preferred stock owned by the Selling Security Holder with respect to (i) 56,498 shares of common stock underlying the Warrant, (ii) 2,346,215 shares of common stock underlying the February Warrant, (iii) 543,479 shares of common stock underlying the April Warrant, (iv) 343,479 shares of common stock underlying 158 shares of Series 4 Preferred Stock and (v ) 6,347 shares of common stock underlying the August Warrant.

(13)	Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the securities held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of Anson is 190 Elgin Ave; George Town, Grand Cayman.

(14)	The number of shares reported reflects the shares of common stock immediately after giving effect to the exercise of the warrants and the conversion of the preferred stock owned by the Selling Security Holder with respect to ( i) 47,081 shares of common stock underlying the Warrant, ( ii ) 4,998,818 shares of common stock underlying the February Warrant, (iii) 2,717,392 shares of common stock underlying the April Warrant, (iv) 1,413,044 shares of common stock underlying the Series 4 Preferred Stock and (iv) 114,000 shares of common stock.

(15)	David Feldman has voting and dispositive power over shares held by L1 Capital Global Opportunities Master Fund Ltd.

(16)	The number of shares reported reflects the shares of common stock immediately after giving effect to the exercise of the warrants owned by the Selling Security Holder with respect to (i) 44,257 shares of common stock underlying the Warrant and (ii) 409,306 shares of common stock underlying the February Warrant.

(17)	Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund, Ltd (“IMF”). Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF. As President and managing member of Iroquois Capital, Richard Abbe and Kimberly Page make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to IMF. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of 1934, as amended) of the securities held by IMF. Notwithstanding the foregoing, Mr. Abbe and Mrs. Page disclaim such beneficial ownership.

(18)	The number of shares reported reflects the shares of common stock immediately after giving effect to the exercise of the warrants and the conversion of the preferred stock owned by the Selling Security Holder with respect to (i) 1,288 shares of common stock, (ii) 47,081 shares of common stock underlying the Warrant, (iii) 1,642,351 shares of common stock underlying the February Warrant, (iv) 380,435 shares of common stock underlying the April Warrant and (v) 228,261 share of common stock convertible from 105 shares of Series 4 Preferred Stock.

(19)	Richard Abbe is the natural persons with voting and investment power over these securities.

(20)	The number of shares reported reflects the shares of common stock immediately after giving effect to the exercise of the warrants and the conversion of the preferred stock owned by the Selling Security Holder with respect to (i) 553 shares of common stock, (ii) 9,417 shares of common stock underlying the Warrant, (iii) 703,865 shares of common stock underlying the February Warrant, (iv) 163,044 shares of common stock underlying the April Warrant and (iv) 97,827 shares of common stock convertible from 45 shares of Series 4 Preferred Stock.

(21)	Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”) and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities.

(22)	The number of shares reported reflects the shares of common stock immediately after giving effect to the exercise of the warrants and the conversion of the preferred stock owned by the Selling Security Holder with respect to (i) 18,833 shares of common stock underlying the Warrant, (ii) 552,051 shares of common stock underlying the February Warrant, (iii) 217,392 shares of common stock underlying the April Warrant, (iv) 2,174 shares of common stock underlying 1 share of Series 4 Preferred Stock and (v) 1 share of common stock.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the NASDAQ Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

●	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

●	sell shares of common stock short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require the delivery of shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

●	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on the NASDAQ Capital Market or other principal market for our common stock. We may apply to list any series of preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the common shares during and after the offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the common shares for their own accounts by selling more shares of common stock than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing common stock in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with the offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on the NASDAQ Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to our activities.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the shares of common stock may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Each Selling Security Holder may sell all or a portion of the shares of common stock held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Security Holder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the registration statement is declared effective by the SEC;

●	broker-dealers may agree with a Selling Security Holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

Each Selling Security Holder may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, each Selling Security Holder may transfer the shares of common stock by other means not described in this prospectus. If any Selling Security Holder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Security Holder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, each Selling Security Holder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. Each Selling Security Holder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. Each Selling Security Holder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

Each Selling Security Holder may pledge or grant a security interest in part or all of its Warrant and, if it defaults in the performance of the secured obligations, the pledgees or secured parties may offer and sell the shares of common stock subject to the Warrant from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. Each Selling Security Holder also may transfer and donate the shares of common stock subject to the Warrant in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Security Holders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Security Holders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Security Holders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Security Holders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Security Holders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the Selling Security Holders will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Mitchell Silberberg & Knupp LLP (“MSK”), New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement. As of the date of this filing, MSK and certain principals of the firm beneficially own securities of the Company representing in the aggregate less than five percent of the shares of the registrant’s common stock outstanding immediately prior to the filing of this registration statement. Although MSK is not obligated to, it may accept securities of the Company as payment for services in the future.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2017 and 2016, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.inpixon.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SC on March 27, 2018;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, as filed with the SEC on May 15, 2018;

●	our Current Reports on Form 8-K, as filed with the SEC on January 9, 2018, February 5, 2018, February 6, 2018 (other than any portion of the filing that is furnished rather than filed pursuant to Item 7.01), February 16, 2018, March 6, 2018, April 4, 2018, April 23, 2018, April 24, 2018, April 30, 2018 and May 3, 2018 (other than any portion of the filing that is furnished rather than filed pursuant to Item 7.01); and

●	the description of our common stock included in our Registration Statement on Form 8-A, as filed with the SEC on April 7, 2014 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by us subsequent to those listed above with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), prior to the termination or completion of the offerings (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to:

Inpixon

Attn: Secretary

2479 E. Bayshore Road, Suite 195

Palo Alto, CA 94303

7,000,000 Shares of Common Stock

Warrants to Purchase up to 15,000,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 8,000,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Placement Agent

MAXIM GROUP LLC

February 12, 2021